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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            FIRSTMERIT CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            FIRSTMERIT CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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

                               February 28, 1996

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Wednesday, April 10, 1996 at 10:00 A.M. at the Ramada Plaza Hotel, V Cascade Plaza, Akron, Ohio 44308. We believe this new location for the meeting in downtown Akron will be convenient for all of our shareholders.

     The election of directors will take place at the Annual Meeting. This year we will elect six Class II Directors whose terms will expire at the 1999 Annual Meeting. Three of the nominees are being nominated for the first time and will be new directors. You will also be asked to consider and approve two proposals for approval of plans which will allow the officers and directors of FirstMerit to defer current compensation. Each of these is described in detail in the Proxy.

     Enclosed with this letter is a Notice of Annual Meeting together with a Proxy Statement which contains information with respect to the nominees for director, as well as the other directors who will continue in office.

     It is important that your shares be voted, and we hope that you will be able to attend the Annual Meeting. We urge you to execute and return the enclosed form of proxy as soon as possible, whether or not you expect to attend the Annual Meeting in person.

                                            Sincerely,

                                            John R. Cochran
                                            President and Chief Executive
                                            Officer

                             FIRSTMERIT CORPORATION
                               III Cascade Plaza
                               Akron, Ohio 44308

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD WEDNESDAY, APRIL 10, 1996

     The Annual Meeting of Shareholders of FirstMerit Corporation, an Ohio corporation ("FirstMerit"), will be held at the Ramada Plaza Hotel, V Cascade Plaza, Akron, Ohio, on Wednesday, April 10, 1996, at 10:00 A.M. (local time), for the following purposes:

     1. To elect six Class II Directors;

     2. To approve the FirstMerit Corporation Executive Deferred Compensation Plan;

     3. To approve the FirstMerit Corporation Director Deferred Compensation Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 9, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, please fill in, date, sign and return the enclosed Proxy Card.

                                            By Order of the Board of Directors,

                                            /s/ Terry E. Patton

                                            Terry E. Patton
                                            Secretary
Akron, Ohio
February 28, 1996

         THE 1995 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

                          FIRSTMERIT(R) CORPORATION
                          -------------------------

                               PROXY STATEMENT

                           ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FirstMerit Corporation, an Ohio corporation ("FirstMerit" or "Company") of the accompanying proxy to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 10, 1996, at 10:00 A.M. (local time), and at any adjournment thereof. Shares represented by duly executed proxies in the accompanying form received by the Board of Directors prior to the meeting will be voted at the meeting. A shareholder who signs and returns a proxy in the accompanying form may revoke it prior to or at the meeting by giving notice to the Secretary. FirstMerit(R) is a registered trademark of the Company.

     The close of business on February 9, 1996, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date FirstMerit had outstanding approximately 33,627,185 shares of common stock, no par value per share ("Common Stock"), each of which is entitled to one vote. For information concerning principal shareholders, see the section titled "Principal Shareholders" below.

     The mailing address of the principal executive offices of FirstMerit is III Cascade Plaza, 7th Floor, Akron, Ohio 44308, telephone number (216) 384-8000. This Proxy Statement, together with the related Proxy Card and FirstMerit's 1995 Annual Report to Shareholders, is being mailed to the shareholders of FirstMerit on or about February 28, 1996.

     Under Ohio law and FirstMerit's Amended and Restated Articles of Incorporation, as amended and its Code of Regulations ("Regulations"), if a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote will be elected directors. An abstention from voting any share with respect to the election of any nominee for director will have the practical effect of a vote against that nominee. A broker non-vote with respect to any share will not affect the election of directors, since the share is not considered present for voting purposes.

     The second and third proposals must each be approved by the affirmative vote of the holders of FirstMerit's Common Stock, voting as a class, by a majority. An abstention from voting any share with respect to these proposals will have the practical effect of a vote against the proposals. A broker non-vote will also have the effect of a vote against the proposals, since the adoption of these proposals is determined on the basis of outstanding shares, rather than shares present at the meeting in person or by proxy.

                             ELECTION OF DIRECTORS

NOMINEES

     Six Class II directors are being nominated and are to be elected at this Annual Meeting of Shareholders. In 1995 the shareholders fixed the total number of directors at 18. There currently exist two vacancies on the Board of Directors, one in each of Classes I and III. As a matter of corporate policy, the Board believes it is important to maintain vacancies on the Board. This would allow a majority of the Board, pursuant to Article

III, Section 3 of the Regulations, to appoint an individual to the Board. Such a need could occur, as examples, as part of the terms of a future acquisition, or in the event the Board finds a highly qualified candidate for the Board and believes it is important to appoint such person prior to the next Annual Shareholder meeting. Any such person appointed would serve the remaining term of such position, which could exceed one year.

     Set forth below for each nominee for election as a director and for each director whose term will continue after the Annual Meeting of Shareholders is a brief statement, including the age, principal occupation and business experience during the past five years, and the number of shares of Common Stock beneficially owned by such director. The Board of Directors has nominated the persons listed below as nominees, three of whom presently are directors of FirstMerit and three of whom will be newly elected directors. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees receiving the greatest number of votes cast by shareholders by proxy or in person at the meeting, a quorum being present, will be elected. A majority of the outstanding shares of Common Stock constitute a quorum. Proxies cannot be voted for a greater number of nominees than the number named in the Proxy Statement.

                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS
                           (TERM EXPIRING IN 1999)(A)

                                                                         SHARES BENEFICIALLY
                               PRINCIPAL OCCUPATION FOR PAST FIVE YEARS         OWNED
          NAME           AGE            AND OTHER INFORMATION            NUMBER-PERCENT(B)(C)
----------------------------   ----------------------------------------  --------------------
Karen S. Belden          54    Co-owner of Easterday's Gift Shop and              5,427(d)
                               Florist, Canton, Ohio; and Realtor, The           87,297(e)(g)
                               Prudential-DeHoff Realtors, Canton,
                               Ohio; formerly Director of The CIVISTA
                               Corporation, a publicly-held savings and
                               loan holding company
R. Cary Blair            56    President and Chief Executive Officer of           1,727(e)
                               Westfield Companies, Westfield Center,
                               Ohio, a group of insurance companies;
                               Director, The Davey Tree Expert Company,
                               Kent, Ohio, a publicly-held
                               horticultural company
Robert W. Briggs         54    President, Buckingham, Doolittle &                53,801(e)(g)
                               Burroughs, Akron, Ohio, a legal
                               professional association
Elizabeth A. Dalton      67    Formerly member of Board of Education of           1,964(d)
                               the Akron City School District                       738(e)(g)
                                                                                  2,400(f)
Clifford J. Isroff       59    Chairman and Secretary, I Corp., Akron,            4,600(d)
                               Ohio, a manufacturing holding company              2,400(f)

                                                                         SHARES BENEFICIALLY
                               PRINCIPAL OCCUPATION FOR PAST FIVE YEARS         OWNED
          NAME           AGE            AND OTHER INFORMATION            NUMBER-PERCENT(B)(C)
----------------------------   ----------------------------------------  --------------------
Stephen E. Myers         52    President, Chief Executive Officer and             6,194(d)
                               Director of Myers Industries, Inc.,                  600(f)
                               Akron, Ohio, a publicly-held
                               manufacturer and distributor of rubber,
                               plastic and formed metal products;
                               Director, Reko International Group,
                               Inc., a publicly-held manufacturer of
                               plastic injection molds

                          CLASS III DIRECTORS CONTINUING IN OFFICE
                                 (TERM EXPIRING IN 1997)(A)
John C. Blickle          45    President of Heidman, Inc., dba                    3,188(d)
                               McDonald's Restaurants, Akron, Ohio,               1,106(e)
                               quick service restaurants                          2,400(f)
Robert M. Carter         45    Attorney, Carter & Associates,                       200(d)
                               attorneys, Cleveland, Ohio; formerly               2,400(f)
                               independent practitioner; Director, Ohio
                               Edison Company, Akron, Ohio, a
                               publicly-held electric utility company
Terry L. Haines          49    President, Chief Executive Officer and               880(e)
                               Director, A. Schulman, Inc., Akron,                1,800(f)
                               Ohio, a publicly-held manufacturer and
                               wholesaler of plastic materials
Robert G. Merzweiler     42    President and Chief Executive Officer,             1,500(d)
                               Landmark Plastic Corporation, Akron,               2,400(f)
                               Ohio, a manufacturer of plastic products
Justin T. Rogers, Jr.    66    Formerly Chairman, Chief Executive                 4,206(d)
                               Officer and Director, Ohio Edison                  1,800(f)
                               Company, Akron, Ohio, a publicly-held
                               electric utility company

                           CLASS I DIRECTORS CONTINUING IN OFFICE
                                 (TERM EXPIRING IN 1998)(A)
John R. Cochran          53    President and Chief Executive Officer of          90,071(d)
                               FirstMerit, formerly President and Chief          23,710(e)
                               Executive Officer, Norwest Bank, Omaha,           75,000(f)
                               Nebraska
Philip A. Lloyd, II      49    Attorney, Brouse & McDowell, Akron,               10,562(d)
                               Ohio, a legal professional association           138,670(e)(g)
                                                                                  2,400(f)
Gilbert H. Neal          63    Formerly President and Chief Executive             2,248(d)
                               Officer, General Tire Inc., Akron, Ohio,           2,400(f)
                               a manufacturer of tires

Roger T. Read            54    Formerly Chairman, Chief Executive                32,012(e)
                               Officer and President, Harwick Chemical            1,800(f)
                               Corporation, Akron, Ohio, a manufacturer
                               and wholesaler of chemicals and allied
                               products
Del Spitzer              68    President, Spitzer Management, Inc.,               2,124(d)
                               Elyria, Ohio, a management firm for                1,690(e)
                               several enterprises including Spitzer              2,400(f)
                               Auto Stores, a group of retail
                               automobile dealerships

---------------

(a) The directors have served since the year following their name: Messrs. Isroff, Rogers and Mrs. Dalton, 1981; Mr. Lloyd, 1988; Messrs. Neal and Spitzer, 1989; Messrs. Blickle and Myers, 1990; Messrs. Carter, Merzweiler and Haines, 1991; Mr. Read, 1992; and Mr. Cochran, 1995.

(b) Number of shares beneficially owned are reported as of January 31, 1996. None of the Directors beneficially own one percent (1%) or more of the outstanding shares of FirstMerit Common Stock.

(c) All directors and executive officers as a group (29 persons) beneficially owned 1,319,567 shares of Common Stock as of January 31, 1996. This represents approximately 3.92% of the outstanding shares of Common Stock as of that date.

(d) Sole voting and/or investment power.

(e) Shared voting and/or investment power.

(f) Shares with respect to which the nominee or director has the right to acquire beneficial ownership by exercising options granted under FirstMerit's 1982 Incentive Stock Option Plan ("1982 Stock Plan"), 1992 Stock Option Program ("1992 Stock Plan") or the 1992 Directors Stock Option Program ("Director Stock Plan").

(g) Includes reported beneficial ownership of the following numbers of shares owned by family members or trusts, as to which the director disclaims any beneficial ownership: Mrs. Belden, 81,443; Mr. Briggs, 53, 801; Mrs. Dalton, 738; and Mr. Lloyd, 124,204.


     There are (and during the past five years there have been) no legal proceedings material to an evaluation of the ability of any director or executive officer of FirstMerit to act in such capacity or concerning his integrity.

     For purposes of this Proxy Statement, Citizens National Bank, EST National Bank, FirstMerit Bank, FSB, FirstMerit Community Development Corporation, FirstMerit Credit Life Insurance Company, FirstMerit Trust Company, N.A., First National Bank of Ohio, Old Phoenix National Bank of Medina, Peoples Bank, N.A. and Peoples National Bank, are the wholly-owned operating subsidiaries of FirstMerit (the "Subsidiaries").

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of FirstMerit has several committees and has appointed members to such committees since the 1995 Annual Meeting of Shareholders.

     The Audit and Review Committee consisted of John C. Blickle, Chairman, Richard A. Chenoweth, Robert G. Merzweiler and Roger T. Read. It met five times during 1995 to examine and review internal and external reports of operations of FirstMerit and the Subsidiaries for presentation to the full Board of Directors.

     The Loan Committee consisted of Robert M. Carter, Chairman, Elizabeth A. Dalton and Del Spitzer. It met four times during 1995 to monitor the lending activities of the Subsidiaries to help assure such activities are conducted consistent with FirstMerit's loan policy.

     The Compensation Committee was appointed to establish policies for and levels of reasonable compensation for directors, officers and employees of FirstMerit and its Subsidiaries, and to administer FirstMerit's stock option plans, the FirstMerit Corporation Senior Officer Incentive Compensation Program (the "Compensation Program") and the Executive Committee Life Insurance Program ("Insurance Plan"). In addition, the Committee is involved in administering the Employee Stock Purchase Plan ("ESPP"), the pension plan, the Executive Supplemental Retirement Plan ("SERP") and the FirstMerit Corporation and Subsidiaries Employees' Salary Savings Retirement Plan ("401(k) Plan"). The committee met seven times during 1995. Its members consisted of Philip A. Lloyd, II, Chairman, Terry L. Haines and Justin T. Rogers, Jr.

     The Executive Committee evaluates and responds to management's recommendations concerning planning, management, acquisitions, nominations for directors and committee membership. The Executive Committee is authorized to act for the Board of Directors when the Board is not in session, except in certain limited circumstances. The members of the Executive Committee consisted of Clifford J. Isroff, Chairman, Richard A. Chenoweth, John R. Cochran, Howard L. Flood, Philip A. Lloyd, II, Roger T. Read, Justin T. Rogers, Jr. and Del Spitzer. It met 13 times during 1995.

     There were eight regularly scheduled and special meetings of the Board of Directors in 1995. Messrs. Richard G. Gilbert and Terry L. Haines attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which each served.

     Section 16(a) of the Securities Exchange Act of 1934 requires FirstMerit's directors, officers and persons who own more than ten percent of its Common Stock ("Section 16 Filers") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., and to furnish FirstMerit with copies of all such forms they file. FirstMerit understands from the information provided to it by the Section 16 Filers that for 1995 all reports were filed by the Section 16 filers, except for three filings, each of which was filed a few days after the required date and reported a single transaction: John R. Cochran, one Form 4; Bruce M. Kephart, one Form 3; and W. Daniel Waldron, one Form 3 for a trust for which he serves as Trustee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation paid or accrued by FirstMerit and its Subsidiaries, to or on behalf of its executive officers. The compensation of the individuals serving in the capacity of Chief Executive Officer are listed in the following table, as well as each of the four other most highly compensated executive officers of FirstMerit, determined as of the end of the last fiscal year,

December 31, 1995 (the "Named Executive Officers"), and for the fiscal years ended December 31, 1994 and 1993:

                              SUMMARY COMPENSATION

                                    ANNUAL COMPENSATION                          LONG-TERM
                         ------------------------------------------         COMPENSATION AWARDS
                                                             OTHER      ---------------------------       ALL
                                                            ANNUAL      RESTRICTED      SECURITIES       OTHER
      NAME AND                                              COMPEN-       STOCK         UNDERLYING      COMPEN-
 PRINCIPAL POSITION      YEAR     SALARY(2)    BONUS(3)     SATION(5)   AWARDS(6)       OPTIONS/SARS    SATION(7)
---------------------    -----    --------     --------     -------     ----------     ------------     --------
Howard L. Flood           1995    $399,418     $ 77,207      $-0-            -0-          12,880        $111,843
Chairman of the           1994     386,033      149,206      -0-             -0-          15,290         64,283
Board                     1993     365,700      121,095      -0-             -0-          14,420        127,032
John R. Cochran(1)        1995     333,333      140,000(4)   -0-          12,500          75,000        103,792
President and Chief       1994          --           --       --              --              --             --
Executive Officer         1993          --           --       --              --              --             --
John R. Macso             1995     222,901       42,876     33,560           -0-           5,100         37,715
Executive Vice            1994     183,008       43,860      -0-             -0-           4,050         15,142
President                 1993     172,000       48,800      -0-             -0-           4,080         45,601
Scott A. Lyons            1995     221,274       25,175      -0-             -0-           3,990         43,609
Executive Vice            1994     201,400       40,000      -0-             -0-           4,230         24,758
President                 1993     190,000       43,227      -0-             -0-           4,320         44,031
W. Daniel Waldron         1995     185,520        5,469      -0-             -0-           3,220         39,415
Executive Vice            1994     171,057       49,231      -0-             -0-           3,760         19,107
President                 1993     150,870       47,493      -0-             -0-           3,760         14,559
Phillip E. Becker         1995     166,950       46,375      -0-             -0-           3,600         38,056
Executive Vice            1994     153,458       30,240      -0-             -0-           3,040         29,705
President                 1993     130,000       31,123      -0-             -0-           2,980         20,522

---------------

(1) Mr. Cochran became employed by FirstMerit effective March 1, 1995.

(2) Includes the deferred portion of salary under the 401(k) Plan.

(3) For 1995, 1994 and 1993, the Bonus includes the amounts paid pursuant to the Compensation Program. The amounts included represent the incentive Bonus earned for the prior year, but which cannot be determined and paid until the first quarter of the following year.

(4) The bonus paid Mr. Cochran in 1995 was negotiated at the time of his acceptance of employment with FirstMerit and was not computed or paid pursuant to the Compensation Program.

(5) Perquisites provided to each of Named Executive Officers, other than Mr. Macso, did not exceed the disclosure thresholds established under Securities and Exchange Commission (the "SEC") regulations and are not included in this total. The total indicated for Mr. Macso relates to expenses paid on his behalf or reimbursed to him for relocation expenses.

(6) None of the Named Executive Officers, other than Mr. Cochran, has any restricted stock holdings. Mr. Cochran received on March 1, 1995, 12,500 shares of restricted Common Stock pursuant to the FirstMerit Corporation Restricted Stock Plan-1995. As of December 31, 1995, the fair market value of such shares equaled $375,000, based upon a closing market value of $30 per share. The restrictions on these shares lapse equally over a three year period beginning in March, 2001, but may vest at an earlier time due to death, disability, a Change of Control, Termination without Cause or Termination for Good Reason. The dividends on such shares are currently paid to Mr. Cochran. No long-term incentive plan payouts were made in 1995.

(7) "All Other Compensation" for 1995 includes the following: (i) contributions to FirstMerit's 401(k) Plan to match the 1995 pre-tax elective deferral contributions made by each to the 401(k) Plan: Mr. Flood, $9,240, Mr. Cochran, $9,000, Mr. Macso, $9,240, Mr. Lyons, $9,240, Mr. Waldron, $9,240,
    and Mr. Becker, $9,240; (ii) amounts accrued under FirstMerit's 1992 Stock Plan as "Dividend Units" (an accrued right to a cash payment) granted: Mr. Flood, $55,073; Mr. Cochran, $57,750, Mr. Macso, $15,700, Mr. Lyons,
    $15,567, Mr. Waldron, $13,557, and Mr. Becker, $13,829; (iii) amounts paid or accrued by FirstMerit for life and accidental death insurance under FirstMerit's Insurance Program: Mr. Flood, $47,530, Mr. Cochran, $37,042, Mr. Macso, $18,669, Mr. Lyons, $12,908, Mr. Waldron, $16,618, and Mr.
    Becker, $14,987; and (vi) amounts paid or accrued by FirstMerit for fees as a director and committee member of FirstMerit and First National: Mr. Flood, $-0-, Mr. Cochran, $-0-, Mr. Macso, $-0-, Mr. Lyons, $-0-, Mr. Waldron, $-0-, and Mr. Becker, $-0-.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options and/or dividend units during fiscal 1995 under FirstMerit's 1992 Stock Plan to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                       -----------------------------------------------------   POTENTIAL REALIZABLE
                                       PERCENTAGE                                VALUE AT ASSUMED
                        NUMBER OF       OF TOTAL                               ANNUAL RATES OF STOCK
                        SECURITIES    OPTIONS/SARS                              PRICE APPRECIATION
                        UNDERLYING     GRANTED TO     EXERCISE                  FOR OPTION TERM(2)
                       OPTIONS/SARS   EMPLOYEES IN    OR BASE     EXPIRATION   ---------------------
        NAME            GRANTED(1)    FISCAL YEAR      PRICE         DATE         5%         10%
---------------------  ------------   ------------   ----------   ----------   --------   ----------
Howard L. Flood           12,880            7.6%       $24.00      4/12/05     $194,404   $  492,658
John R. Cochran           15,000            8.9%        24.00      4/12/05      226,402      573,747
                          60,000           35.5%        23.50      3/01/05      886,741    2,247,177
John R. Macso              1,500             .9%        26.25      8/17/05       24,736       62,754
                           3,600            2.1%        24.00      4/12/05       54,336      137,699
Scott A. Lyons             3,990            2.4%        24.00      4/12/05       60,223      152,617
W. Daniel Waldron          3,220            1.9%        24.00      4/12/05       48,601      123,164
Phillip E. Becker          3,600            2.1%        24.00      4/12/05       54,336      137,699

---------------

(1) The 1992 Stock Plan generally provides for granting of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") (collectively "Stock Options"). The option price per share of ISOs must be equal to the fair market value of a share of Common Stock on the date granted; the option price of NQSOs may be set by the Committee. The exercise period of ISOs may not be more than ten years from grant, while the period of NQSOs may be set by the Committee. No Stock Option may be exercised until six months after the date of grant. The purchase price of any Stock Option must be paid upon exercise in (i) immediately available funds, (ii) shares of Common Stock, or
    (iii) a combination of (i) and (ii). In the event a participant's employment is terminated due to death, disability or retirement, ISOs awarded will remain exercisable for the maximum period allowable under the Internal Revenue Code of 1986, as amended ("Code"), and NQSOs remain exercisable for the remainder of the option term or five years, whichever is less. If a participant's employment is terminated for any other reason, all Stock Options granted will be canceled immediately; provided, however, that if FirstMerit terminates a participant for reasons other than misconduct or misfeasance, the participant has 30 days to exercise any Stock Options;


    and provided further, that if termination is attributable to a "change in control," any Stock Options previously granted will continue for their term. "Change of Control" is basically defined as a change in 30% or more of the beneficial ownership of FirstMerit or a change of a majority of the Board of Directors within a two year period.

    The 1992 Stock Plan also provides that a Dividend Unit be awarded to participants with respect to each share of Common Stock for which a Stock Option is granted, for a period of up to five years. The amount payable with respect to each Dividend Unit is equal to the aggregate dividends actually paid on one share of Common Stock, to the extent the participant held the Dividend Unit on the record date of each such dividend. In the event of termination of a participant's employment, Dividend Units awarded remain outstanding for the duration of the Stock Option to which they are attached, but Dividend Units will terminate upon the termination, cancellation or expiration of their related Stock Options. The 1992 Stock Plan provides that in the event of a Change of Control, FirstMerit will promptly thereafter pay to each participant an amount equal to the aggregate amount accrued on the Dividend Units held by the participant on the date of the Change of Control.

(2) This computation does not include the value of any Dividend Units which might be paid during such time.

OPTION EXERCISES AND HOLDINGS

     The following table contains information concerning the exercise of Stock Options and/or Dividend Units under FirstMerit's 1982 Stock Plan and its 1992 Stock Plan, and information on unexercised Stock Options held as of the end of the fiscal year, by the Named Executive Officers:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                NUMBER OF
                                                                SECURITIES             VALUE OF
                                                                UNDERLYING           UNEXERCISED
                                                               UNEXERCISED           IN-THE-MONEY
                                                               OPTIONS/SAR            OPTIONS AT
                                                            AT FISCAL YEAR-END         YEAR-END
                                                            ------------------    ------------------
                             SHARES ACQUIRED     VALUE         EXERCISABLE/          EXERCISABLE/
           NAME                ON EXERCISE      REALIZED     UNEXERCISABLE(1)      UNEXERCISABLE(2)
---------------------------  ---------------    --------    ------------------    ------------------
Howard L. Flood                   3,200         $29,472          57,150              $427,885
John R. Cochran                     -0-             -0-      15,000/60,000         90,000/390,000
John R. Macso                       -0-             -0-          17,010               120,724
Scott A. Lyons                    1,000          13,180          18,740               160,634
W. Daniel Waldron                 1,000          15,040          27,280               296,555
Phillip E. Becker                 1,000          13,220          17,440               154,513

---------------

(1) All options, other than 60,000 options held by Mr. Cochran, are currently exercisable.

(2) Based upon the closing price reported in the Nasdaq National Market System ("Nasdaq") for the Common Stock of FirstMerit on December 31, 1995. This computation does not include the value of any Dividend Units which might be paid during such time.


PENSION PLANS

     Under the Pension Plan for Employees of FirstMerit Corporation of Ohio and Subsidiaries (the "FirstMerit Pension Plan"), a tax-qualified defined benefit pension plan, pension benefits may be paid to executive officers in the future. Executive officers participate in the FirstMerit Pension Plan on the same basis as other employees.

     Pension benefits at normal retirement age 65 are based on the average base salary (exclusive of bonuses and overtime, if either exists, and not exceeding $150,000 in 1995) of each participant for the highest four consecutive years during the last ten years of employment. The benefits payable equal the sum of
1.35 percent of such average base salary multiplied by the number of years of credited service, up to 40 years, plus .55 percent of such average base salary in excess of "covered compensation," multiplied by the number of years of credited service not exceeding 35 years. "Covered compensation" for this purpose means the average (without indexing) of the Social Security taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) Social Security retirement age.

     Contributions to the FirstMerit Pension Plan are actuarially determined and cannot be appropriately allocated to individual participants. As of December 31, 1995, Mr. Flood had 32.7 years of service credit, Mr. Cochran had 0 years of service credit, Mr. Macso had 30.0 years of service credit, Mr. Lyons had 4.6 years of service credit, Mr. Waldron had 35.1 years of service credit and Mr. Becker had 15.1 years of service credit.

     The following table sets forth estimated annual retirement benefits (assuming the payments are made on a straight life-annuity basis) at age 65 payable to persons in the specified remuneration and years of service classification under the FirstMerit Pension Plan.

                               PENSION PLAN TABLE

                                  ESTIMATED ANNUAL BENEFITS UPON RETIREMENT ON
 AVERAGE BASE                   DECEMBER 31, 1995 WITH YEARS OF SERVICE INDICATED
SALARY USED FOR     -------------------------------------------------------------------------
 PLAN BENEFITS      15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
---------------     --------     --------     --------     --------     --------     --------
   $ 150,000        $40,612      $54,149      $67,686      $81,223      $94,760      $104,885
     200,000         54,862       73,149       91,436      109,723      128,010       141,510
     250,000         69,112       92,149      115,186      138,223      161,260       178,135
     300,000         83,362      111,149      138,936      166,723      194,510       214,760
     350,000         97,612      130,149      162,686      195,223      227,760       251,385
     400,000        111,862      149,149      186,436      223,723      261,010       288,010
     450,000        126,112      168,149      210,186      252,223      294,260       324,635
     500,000        140,362      187,149      233,936      280,723      327,510       361,260
     550,000        154,612      206,149      257,686      309,223      360,760       397,885
     600,000        168,862      225,149      281,436      337,723      394,010       434,510
     650,000        183,112      244,149      305,186      366,223      427,260       471,135

     The foregoing figures are provided without regard to limitations on annual pension benefits which can be paid from a tax-qualified pension plan and trust under the Code.

     FirstMerit has adopted the Supplemental Pension Plan for its employees, including executive officers. Under this Plan, persons entitled to receive benefits under the FirstMerit Pension Plan are eligible to receive the excess amounts they would have been entitled to under the Pension Plan but for limitations on maximum benefits imposed by the Code on tax-qualified pension plans.

     FirstMerit has adopted the SERP which provides certain pension benefits to its executive officers who are participants under the Plan. The SERP provides total executive retirement income based upon a formula of 50% of the final two-year average of the executive's earnings plus 1.5% of the final two-year average earnings for each year of service up to ten years. The maximum retirement income provided under the Plan is 65%. This retirement income "target" is then reduced by the benefits provided by other retirement and supplemental plans, social security, and the benefits from previous employers retirement plans to produce a net benefit under the SERP. In addition, benefits are further reduced by three percent for each year where the retirement age is less than 65 years. The Plan benefit is payable for 15 years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee members consisted of Philip A. Lloyd, II, Chairman, Terry L. Haines and Justin T. Rogers, Jr. In serving on the Compensation Committee, Mr. Lloyd participates in the determination of the compensation to be received by the executive officers of FirstMerit. Philip A. Lloyd, II, is also a director of FirstMerit and serves on the Executive Committee. Mr. Lloyd is a shareholder of the law firm of Brouse & McDowell which performs legal services for FirstMerit and its Subsidiaries. During 1995, Brouse & McDowell was paid $541,815 for legal services rendered to FirstMerit and $883,908 for legal services rendered to the Subsidiaries. The amount of Mr. Lloyd's interest in such fees cannot be practically determined.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     This section discusses the employment contracts and termination agreements for the Chief Executive Officers and the Named Executive Officers.

  CHIEF EXECUTIVE OFFICERS

     Effective March 1, 1995, Mr. John R. Cochran was appointed the President and Chief Executive Officer of FirstMerit and Mr. Flood, who had been the President and Chief Executive Officer, was named Chairman of the Board.

     HOWARD L. FLOOD. Effective May 1, 1995, FirstMerit entered into an employment agreement with Howard L. Flood. The agreement establishes Mr. Flood's base salary at $400,000 and provides for certain additional benefits, including those generally provided to all employees. The agreement terminates December 31, 1996, unless terminated at an earlier time due to Mr. Flood's death, retirement or failure to comply with terms of agreement (if not corrected after written notice). If Mr. Flood should die prior to December 31, 1996, the remaining payments under the agreement are payable to his spouse. The agreement also contains a covenant not to compete for three years after termination of the agreement.

     FirstMerit entered into a termination agreement with Howard L. Flood in 1991. The agreement provides that if there is a Change of Control of FirstMerit, and Mr. Flood subsequently is terminated during the term of the agreement, he will be entitled to continued compensation and benefits for a period of three years following termination. Such benefits will not be available, however, if the termination is (i) due to death, retirement or disability, (ii) by FirstMerit for "Cause," or (iii) by Mr. Flood other than for "Good Reason." "Cause" includes felonious criminal activity, disclosure of confidential information, breach of contract, dishonesty, gross negligence or insubordination. "Good Reason" includes reduction of salary or incentive compensation or relocation if a Change of Control occurs, reduction in responsibilities, involuntary discontinuance of benefit plans or reduction of vacation time.

     The amount of continued compensation will be equal to the greater of Mr. Flood's base salary at the time of termination or immediately prior to the Change of Control, plus annual payments equal to the average annual incentive compensation paid to Mr. Flood over the two years preceding the Change of Control. The benefits received by Mr. Flood during the three-year period after termination must include medical, disability and life insurance benefits identical to those in effect just before the Change of Control. Mr. Flood also will be entitled to immediate vesting of all stock options and similar rights in which he participates. FirstMerit must also pay for one year (up to $35,000) of reasonable outplacement expenses incurred by Mr. Flood in seeking comparable employment through a placement firm. Notwithstanding any of the foregoing, the termination compensation and benefits to Mr. Flood will not exceed that which is permitted under the Code without being considered "parachute payments" and thereby being subject to excise taxes. The agreement terminates December 31, 1996.

     JOHN R. COCHRAN. Effective March 1, 1995, FirstMerit entered into an employment agreement with John R. Cochran. The agreement provides that Mr. Cochran will serve as the President and Chief Executive Officer, established his initial annual base salary at $400,000, as well as providing for the terms of payment of salary and benefits in the event of his death or disability, or in the event of termination. During 1995, it provided for the payment of a bonus of $140,000, and thereafter for his participation in the Compensation Program. Mr. Cochran was also provided rights to stock options and the grant of restricted stock, as well as certain additional benefits provided executive officers (including those provided to all employees generally), as detailed in the "Summary Compensation" and "Option/SAR Grants in Last Fiscal Year" tables above. The agreement contains a covenant not to compete for one year if Mr. Cochran terminates his employment other than for Good Cause, or if he is terminated for Cause. This one-year period begins at the later to occur of the termination of the agreement or the last payment due thereunder. The Board of Directors also agreed to nominate Mr. Cochran to the Board of Directors. The agreement terminates February 28, 1999, unless terminated at an earlier time.

     FirstMerit also entered into a termination agreement with Mr. Cochran effective March 1, 1995. The agreement provides that if there is a Change of Control of FirstMerit, and Mr. Cochran subsequently is terminated during the term of the agreement, he will be entitled to continued compensation and benefits for a period of three years following termination. Such benefits will not be available, however, if the termination is (i) due to death, retirement or disability, (ii) by FirstMerit for Cause, or (iii) by Mr. Cochran other than for Good Reason.

     The amount of continued compensation will be equal to the greater of Mr. Cochran's base salary at the time of termination or immediately prior to the Change of Control, plus annual payments equal to the average annual incentive compensation paid to Mr. Cochran over the two years preceding the Change of Control. The benefits received by Mr. Cochran during the three-year period after termination must include medical, disability and life insurance benefits identical to those in effect just before the Change of Control. Mr. Cochran also will be entitled to immediate vesting of all stock options and similar rights in which he participates. FirstMerit must also pay for one year (up to $35,000) of reasonable outplacement expenses incurred by Mr. Cochran in seeking comparable employment through a placement firm. Notwithstanding any of the foregoing, the termination compensation and benefits to Mr. Cochran will not exceed that which is permitted under the Code without being considered "parachute payments."

     NAMED EXECUTIVE OFFICERS. To promote stability among the executive officers, the Board of Directors of FirstMerit authorized FirstMerit to enter into agreements with certain key officers regarding their termination due to a Change of Control. Of the Named Executive Officers, John R. Macso, Scott A. Lyons, W. Daniel Waldron and Phillip E. Becker have agreements which have a Change of Control provision.

     Messrs. Macso, Waldron and Becker ("Officers") have agreements which provide that these Officers will be entitled to continued compensation and benefits for a period of eighteen months, subject to certain limitations, if any such officer is terminated after a Change of Control of FirstMerit and during the term of the agreement. Such benefits will not be available, however, if termination is (i) due to death, retirement or disability, (ii) by FirstMerit for Cause, or (iii) by either officer other than for a Good Reason. The amount of continued compensation will equal the higher of their base salary which was in effect at termination or immediately before the Change of Control.

     Incentive compensation in an amount equal to the average of the incentive compensation paid to each of the Officers in each of the two years before the Change of Control will be paid on the first anniversary of termination, and a sum equal to one-half of the amounts will be paid to the Officers on the last day of the eighteenth month following termination. Additional benefits provided to the Officers during the eighteen-month period following termination, will include medical and life insurance benefits identical to those in effect for the Officers just before the Change of Control. The Officers will each be entitled to immediate vesting of all stock options and similar rights, and will have 90 days to exercise such options or rights. FirstMerit will pay for one year (up to $25,000) in reasonable outplacement expenses incurred by each of the Officers in seeking comparable employment through a placement firm. All of the continued compensation and benefits described above will discontinue, however, if an Officer obtains comparable employment with another employer, reaches age 65 or is deceased. Another limitation on the continued compensation and benefits is that they may not exceed that which is permitted under the Code without being considered "parachute payments."

     Mr. Lyons' agreement provides that if prior to attaining age 55, and within twenty-four months of a Change of Control, he is involuntarily terminated without cause or he voluntarily terminates his employment for Good Reason, subject to certain limitations, he is entitled to receive twenty-four monthly payments in an amount equal to his average monthly earnings. In addition, he will continue to receive the same employee benefits over the twenty-four-month period. If Mr. Lyons obtains comparable employment during the 24-month period, the payments and benefits cease.

FIRSTMERIT COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  PHILOSOPHY AND COMPOSITION OF COMMITTEE

     FirstMerit's executive compensation program is designed to enable FirstMerit to attract, motivate and retain top quality executive officers by providing a fully competitive and comprehensive compensation package. It provides for competitive base salaries that reflect individual performance as well as annual variable incentive awards payable in cash for the achievement of financial performance goals established by the Compensation Committee and approved by the non-employee members of the Board of Directors. In addition, long-term, stock-based incentive awards are granted to strengthen the mutuality of interest between the executive officers and FirstMerit's shareholders and to motivate and reward the achievement of important long-term performance objectives of FirstMerit.

     FirstMerit's executive compensation program is administered by the Compensation Committee of the Board of Directors and is composed entirely of the following non-employee directors: Philip A. Lloyd, II, Chairman, Terry L. Haines and Justin T. Rogers, Jr.

  ESTABLISHMENT OF EXECUTIVE COMPENSATION PROGRAM AND PROCEDURES

     In 1990 and 1993, the Compensation Committee retained the services of Sibson & Company, Inc., a nationally recognized independent compensation consulting company, to conduct a full review and to make recommendations regarding the effectiveness of FirstMerit's executive compensation program. As part of that review and for purposes of recommending a program to FirstMerit, Sibson & Company was requested to review the executive compensation program then being utilized and compare it to public corporations that shared one or more common traits with FirstMerit (such as market capitalization, asset size and geographic location), which the Committee and Sibson & Company felt might be FirstMerit's most direct competitors for executive talent, and also to assist FirstMerit in establishing and weighting specific assessment areas for the chief executive officer. The recommendations of Sibson & Company following its review were adopted in substantial part by the Committee and Board of Directors in 1993 for implementation in 1994 and thereafter.

     The Compensation Committee is responsible for the establishment of the base salary, as well as the award level for the annual incentive compensation program, both subject to Board approval by the non-employee directors. The Committee is also responsible for the award level and administration of the stock option programs for executive officers, as well as recommendations regarding other executive benefits and plans, also subject to Board approval by the non-employee directors. In reviewing the individual performance of the Named Executive Officers whose compensation is detailed in this Proxy Statement, the Committee takes into account the views of the Chief Executive Officer of FirstMerit. In reviewing the Chief Executive Officer's performance, the Committee reports on that evaluation directly to the non-employee members of the Executive Committee and then to the non-employee members of the Board of Directors.

     As an overall evaluation tool used in determining levels of compensation for the FirstMerit executive officers, as well as for the Chief Executive Officer, the Committee reviews the compensation policies of other public companies, as well as using published financial industry salary surveys, such as the "Top Executive Study by Ben S. Cole Financial, Inc." and the "Cole Survey" published by the Wyatt Company (the "salary surveys"). Although the Committee has not defined or established a specific comparison group of bank holding companies for determination of compensation, those listed in the salary surveys which share one or more common traits with FirstMerit, such as market capitalization, asset size, geographic location, similar lines of business and financial returns on assets and equity, are given more weight. The companies listed in the various salary surveys may or may not be included in the Nasdaq Banks Index (an index included in FirstMerit's "Performance Graph" below), and as such, the Committee is unable to make any comparisons between the two.

  COMPONENTS OF NAMED EXECUTIVE OFFICER AND CHIEF EXECUTIVE OFFICER COMPENSATION

     For 1995, the executive compensation program for the Named Executive Officers, as well as for the Chief Executive Officers, consisted of four primary components: (i) a base salary; (ii) incentive compensation; (iii) executive benefits, such as insurance and retirement benefits; and (iv) benefits which are generally available to all employees. These components are discussed in detail below.

     BASE SALARY. The Named Executive Officers' base salaries are reviewed annually. They are primarily determined by evaluating the individual officers' level of responsibilities for their position, comparing their position to similar positions within FirstMerit and by comparing salaries detailed in the salary surveys for executives with similar experience and responsibilities.

     Significant weight is also given to the views of the Chief Executive Officer of FirstMerit regarding how the executive officer has succeeded in his or her annual performance goals. These goals are established by the

Chief Executive Officer for each executive officer, including personal and departmental goals. The nature of these goals differs depending upon each officer's job responsibilities. Goals are both qualitative in nature, such as the development and retention of key personnel, quality of products and services and management effectiveness; and quantitative in nature, such as sales and revenue goals and cost containment.

     The Named Executive Officer's base salary is then established by the Committee based upon the items listed above, as well as being based upon the Company's overall performance during the preceding year. The Committee does not place a specific weight value on any of the above listed factors. The base salary as established is subject to Board approval by the non-employee directors.

     INCENTIVE COMPENSATION. Incentive compensation includes two programs. The award of cash bonuses through an incentive compensation bonus plan entitled the "Senior Officer Incentive Compensation Plan" and through the award of stock options under the 1992 Stock Plan. The participants and awards under FirstMerit's incentive plans are determined by the Committee, subject to approval by the non-employee members of the Board of Directors.

     Cash Incentive Compensation. FirstMerit's policy for cash incentive compensation is to reward the achievement of financial objectives established in advance by the Compensation Committee. Prior to the beginning of each year a performance matrix is established by the Committee.

     The performance matrix delineates incrementally increasing amounts of two measures, return on assets ("ROA") and the percentage of the increase of earnings per share ("EPS") for FirstMerit. Certain threshold levels of these two measures must be achieved during the year before any incentive bonus can be awarded. ROA and EPS are each weighted equally in the determination of any incentive bonus. A minimum threshold performance in both measures must be reached before any incentive bonus can be granted. The Committee has the right, however, to also take into consideration the individual performance of the Named Executive Officer in making an award to him or her under the plan.

     An incentive bonus award for a Named Executive Officer depends upon two basic factors: (i) the position held by the executive officer which establishes a maximum bonus available based upon a percentage of the officer's base salary (i.e., CEO, 40% of base salary; other Named Executive Officers, 25-30%), and
(ii) the extent to which the performance matrix indicates that ROA and EPS exceeded the threshold levels. If the minimum threshold levels are not met, incentive bonus awards are not awarded. In 1994, both minimum threshold levels were exceeded. All incentive bonus awards are currently paid in cash. The bonuses paid in 1995 were based upon FirstMerit's 1994 performance.

     Stock Options. FirstMerit's philosophy for granting stock options is based on the principles of encouraging key employees to remain with the Company by providing them with a long-term interest in the Company's overall performance and providing an incentive to those executive officers to manage with a view toward maximizing long-term shareholder value. These stock option grants provide an incentive for the creation of shareholder value since the full benefit of the grant to each Named Executive Officer can only be realized with an appreciation in the price of FirstMerit's Common Stock.

     These option grants provide the right to purchase shares of FirstMerit's Common Stock at the fair market value on the date of the grant. Stock options are granted pursuant to the 1992 Stock Plan using guidelines which include corporate performance, individual responsibilities and performances, although option grants historically have equaled a percentage of each Named Executive Officer's base salary, the percentage being the same for all Named Executive Officers.

     The option grants made in 1995 for all participants in the 1992 Stock Plan were for 169,050 shares of FirstMerit Common Stock, of which 103,790 shares were awarded the Named Executive Officers or 61.4% of all options granted. Pursuant to historical practice, option grants equaled a percentage of each Named Executive Officer's base salary, which in 1995 approximately fell within a 25-40% range, depending upon the position held by the executive officer.

  DETERMINATION OF THE CHIEF EXECUTIVE OFFICERS COMPENSATION

     HOWARD L. FLOOD. Up until March 1, 1995, Howard L. Flood had been the President and Chief Executive Officer of FirstMerit, a position he held since 1985. Mr. Flood is currently the Chairman of the Board.

     As the Chief Executive Officer, Mr. Flood's base salary in 1995 was determined by the Committee through an assessment of two primary areas, the annual financial results of FirstMerit, and his overall performance as a leader of the Company. In determining compensation, the annual financial results, which focus on ROA and EPS, were given a 75% weight by the Committee, whereas overall performance as a leader was given a 25% weight in performance by the Committee. Overall performance was further broken down into seven sub-areas, three of which were each given a 20% weight, while the other four were each given a 10% weight. In addition to these factors, the Committee also reviewed the salary surveys to determine if there are any overall trends in the financial services industry regarding compensation of chief executive officers which would require any adjustments to the amounts to be paid to Mr. Flood.

     During 1995, Mr. Flood also participated in the two incentive compensation programs. The determination of the cash bonus awards and stock option grants to Mr. Flood are awarded by the Committee on the same basis as the other Named Executive Officers.

     Based on these factors, the Committee established Mr. Flood's base salary for 1995 at $399,418, which was a 3.5% increase from his 1994 base salary. Mr. Flood was also granted an option to purchase 12,880 shares of FirstMerit Common Stock at a per share price of $24 (which was 100% of the fair market value of the stock on the date of the grant). The grant was made in accordance with the guidelines of the Committee referenced above and equated to 7.6% of all options granted in 1995 to participants in the 1992 Stock Plan.

     JOHN R. COCHRAN. On March 1, 1995, FirstMerit named John R. Cochran as its President and Chief Executive Officer. Prior to this Mr. Cochran was the President and Chief Executive Officer of Norwest Bank, Omaha, Nebraska, a principal subsidiary of Norwest Corporation, a $71.4 billion dollar bank holding company located in Minneapolis, Minnesota. The Executive Committee and Board determined that it was necessary to find a successor for Mr. Flood. As such, the Board appointed a temporary ad-hoc search committee composed of the following members: Clifford J. Isroff, Philip A. Lloyd, II and Justin T. Rogers, Jr. ("Search Committee"). The Search Committee evaluated candidates within the FirstMerit organization as well as retaining the services of a nationally recognized executive search firm. The Search Committee spent a significant amount of time and effort in the search process to find candidates whom they felt could continue the efforts of Mr. Flood, whom had a significant amount of experience as an executive officer in a successful Midwest financial institution and whom they believed also possessed proven leadership skills to help ensure that the measures needed to make FirstMerit successful, would be accomplished. The Search Committee's unanimous decision on Mr. Cochran reflects its determination that he has all of these attributes.

     After conducting in-depth interviews with Mr. Cochran, and after consultation with a national compensation consulting firm, the Search Committee entered into negotiations with Mr. Cochran and his professional advisor regarding the terms of his proposed compensation. After protracted negotiations, and after Mr. Cochran's meeting with the Board of Directors, the Search Committee reported to the Board of Directors on the terms of the compensation package to be offered. The national compensation consulting firm provided the Board a detailed analysis and their opinion that the compensation package was fair and in the best interests of FirstMerit. The compensation package was approved by the Board and accepted by Mr. Cochran.

     The compensation package entered into with Mr. Cochran is detailed in this Proxy under the tables and descriptive paragraphs of this section entitled "Executive Compensation and Other Information."

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service under Section 162(m) which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Currently, remuneration is not expected to exceed the $1.0 million base and therefore, compensation should not be affected by the qualifying compensation regulations. If the FirstMerit Corporation Executive Deferred Compensation Plan is approved by the shareholders under Proposal No. 2, amounts deferred by the executives will not be subject to Section 162(m).

     The foregoing report has been respectively furnished by the members of the Compensation Committee, being:

Philip A. Lloyd, II, Chairman               Terry L. Haines
Justin T. Rogers, Jr.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on FirstMerit's Common Stock against the cumulative return of the Nasdaq Banks Index, the Nasdaq Index and the S&P 500 Index for the period of five fiscal years commencing January 1, 1990 and ended December 31, 1995.(1)

      Measurement Period                                         Nasdaq Banks
    (Fiscal Year Covered)            FMER           Nasdaq              (2)           S&P 500
1990                                   $100.00         $100.00         $100.00         $100.00
1991                                   $165.27         $160.56         $164.09         $130.40
1992                                   $213.87         $186.87         $238.85         $140.32
1993                                   $247.49         $214.51         $272.39         $154.44
1994                                   $245.24         $209.69         $271.41         $156.47
1995                                   $309.29         $296.30         $404.35         $215.20

---------------

(1) Assumes that the value of the investment in FirstMerit Common Stock and each index was $100 on December 31, 1989 and that all dividends were reinvested.

(2) This is a CRSP Index and includes all companies on Nasdaq within the SIC codes of 602 and 671. To the extent Nasdaq makes available the identity of the companies which comprise this index, the Company, in a prompt manner, will make such information available to any person requesting such.


DIRECTOR COMPENSATION

     The following table describes the standard arrangements pursuant to which non-employee directors of FirstMerit were compensated for their services in 1995:

   ANNUAL           FEE PER             FEE PER
RETAINER FEE     BOARD MEETING     COMMITTEE MEETING
------------     -------------     -----------------
  $ 10,000           $ 600               $ 400

     The non-employee directors who serve as the chairmen of the various Board committees receive additional cash compensation as follows: Audit, Compensation and Loan Committees, $625; and the

Executive Committee, $775. FirstMerit may pay fees to directors who are former officers of FirstMerit or the Subsidiaries but not to directors who are incumbent officers of FirstMerit or the Subsidiaries.

     The FirstMerit Corporation Directors' Deferred Fee Plan ("Director Fee Plan") permits directors of FirstMerit who are not employees to defer their fees, which are then credited by FirstMerit to a deferred benefit account on behalf of the participating director. When a participating director terminates service for any reason other than death, FirstMerit pays the deferred fees together with a designated rate of interest to the director. A participating director may withdraw from the Director Fee Plan and receive the Plan benefits during service as a director, provided the election is made under the terms of the Plan. A participant also is entitled to a death benefit in the event of death during service. If a director dies after termination of service, the director's beneficiary will receive the unpaid balance of the Director Fee Plan account. Nine of FirstMerit's directors elected to participate in the Director Fee Plan during 1995.

     The Director Fee Plan will be replaced by the FirstMerit Corporation Director Deferred Compensation Plan, assuming the shareholders approve the new Plan.

     On April 8, 1992, the shareholders approved the 1992 Directors Stock Plan. The Directors Stock Plan generally provides for granting of non-qualified stock options to directors who are not full-time employees of FirstMerit. Under the Directors Stock Plan, up to 100,000 shares of FirstMerit Common Stock may be issued, subject to adjustment in the event of certain corporate transactions as described below.

     Each participant in the Directors Stock Plan is awarded annually, on the day after the Annual Meeting of Shareholders, non-qualified stock options to purchase 600 shares of Common Stock. The option price per share is 100 percent of the fair market value of a share of Common Stock on the date the option is granted. The Directors Stock Plan also provides that a Dividend Unit will be awarded to participants with respect to each share of Common Stock for which a NQSO is granted. The amount payable with respect to each Dividend Unit is equal to the aggregate dividends actually paid on one share of Common Stock, to the extent the participant held the Dividend Unit on the record date for payment of each such dividend. Dividend Units will be awarded for terms of ten years, but they will accrue dividends for only the five years following their award. The Directors Stock Plan provides that in the event of a Change of Control, FirstMerit will promptly pay to each Participant an amount equal to the aggregate amount accrued on the Dividend Units held by the participant on the date of the Change of Control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1995, certain directors and executive officers of FirstMerit, and their associates, were customers of and had banking transactions with the Subsidiaries of FirstMerit in the ordinary course of business. FirstMerit expects that these relationships and transactions will continue in the future. All loans and commitments to loans included in such transactions, including equipment leasing transactions, were made and will be made in the future on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by FirstMerit. The existing transactions do not involve more than the normal risk of collectability or present other unfavorable features.

     The law firm of Brouse & McDowell performed legal services for FirstMerit and the Subsidiaries in 1995. Philip A. Lloyd, II, a Class I Director of FirstMerit, is a shareholder of the law firm. The amounts of such fees for legal services are indicated under "Compensation Committee Interlocks and Insider Participation," above. The amount of Mr. Lloyd's interest in such fees cannot practicably be determined.

     The law firm of Buckingham, Doolittle & Burroughs received fees for the performance of legal services for FirstMerit and a Subsidiary in 1995. Robert W. Briggs, a nominee for a Class II Director position of FirstMerit, is a shareholder of the law firm. The amount of Mr. Briggs' interest in such fees cannot practicably be determined.

     The law firm of Carter & Associates received fees for the performance of legal services for a Subsidiary of FirstMerit in 1995. Robert M. Carter, a Class III Director of FirstMerit, is a shareholder of the law firm. The amount of Mr. Carter's interest in such fees cannot practicably be determined.

     FirstMerit and the Subsidiaries also employ other law firms to perform legal services.

                         PROPOSAL NO. 2 TO APPROVE THE
          FIRSTMERIT CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN

     On November 16, 1995, subject to approval by the shareholders, the Board of Directors adopted the FirstMerit Corporation Executive Deferred Compensation Plan (the "Executive Deferral Plan"). This Plan provides eligible executive officers of FirstMerit with additional options for the receipt or deferral of the incentive payment payable under the Compensation Program. As well as being able to accept the incentive payment in cash, the executive can either defer all or part of this payment into a stock equivalent account of FirstMerit Common Stock, or directly acquire shares of Common Stock. In addition, under this Plan the executive can defer all or part of his base salary into a stock equivalent account of FirstMerit Common Stock. This Plan does not increase the incentive or base salary paid to any executive officer, but merely provides him with the options discussed herein.

     The purpose of this Plan is to encourage executive officers to increase their ownership in FirstMerit Common Stock so that their interests, and the interests of FirstMerit shareholders, will be more closely aligned. This purpose will be accomplished by encouraging these executive officers to defer part of their incentive payment and/or base salary into a stock equivalent account, or take all or part of their incentive payment under the Compensation Program in FirstMerit Common Stock. At this time an executive officer does not have the ability to either defer or purchase stock directly as provided for in the Plan.

     The following is a summary of the principal features of the Executive Deferral Plan, a copy of which is available by contacting the Secretary of the Company in writing at the address listed on the cover of this Proxy Statement.

     If a deferral election has been made, the deferred incentive payment or base salary will be credited as units in a FirstMerit Common Stock account. The number of units of FirstMerit Common Stock to be credited will initially be based upon the Closing Price of FirstMerit Common Stock on the day the payment would otherwise have been made. The value of the units will fluctuate based upon the fair market value of FirstMerit Common Stock. At the time any dividend is paid on the FirstMerit Common Stock, whether in cash or stock, the stock account will be credited accordingly in additional units of FirstMerit Common Stock.

     The Executive Deferral Plan provides for distribution at various times, subject to a participant's election. A participant can elect either installment payments or a lump sum payout, which can be in either cash or stock, or a combination of both.

     The Plan will be administered by the Compensation Committee of the Board of Directors. The Committee will supervise the administration of the Plan and may from time to time adopt procedures governing the Plan and will have the authority to give interpretative rulings with respect to the terms and operations of the Plan.

     The receipt by the executive of incentive payments, base salary or FirstMerit Common Stock is generally included by him as taxable ordinary income in an amount equal to the amount of cash received and the fair market value of any FirstMerit Common Stock received. An executive officer will not be taxed on the incentive payment or base salary deferred, until the FirstMerit Common Stock is distributed to the participant.

     Assuming the approval by the shareholders, the Executive Fee Plan will become effective on July 1, 1996, and will remain in effect until terminated by action of the Board of Directors. Certain nonmaterial amendments may be made by the Board without shareholder approval. Otherwise, such amendments would be subject to shareholder approval. A total of 300,000 shares of FirstMerit Common Stock have been reserved for issuance under the Plan.

     As of December 15, 1995, 10 executive officers out of a total of 21 had determined to participate in the Plan.

     Approval of the FirstMerit Corporation Executive Stock and Deferred Compensation Plan requires the approval of the holders of a majority of the outstanding shares of FirstMerit Common Stock, in person or by proxy, at the Annual Meeting.

     FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE EXECUTIVE FEE PLAN.

                         PROPOSAL NO. 3 TO APPROVE THE
           FIRSTMERIT CORPORATION DIRECTOR DEFERRED COMPENSATION PLAN

     On November 16, 1995, subject to approval by the shareholders, the Board of Directors adopted the FirstMerit Corporation Director Deferred Compensation Plan (the "Director Deferral Plan"). This Plan will allow a non-employee director to either (i) defer the current receipt of the fees paid to him by FirstMerit into either a stock equivalent account of FirstMerit Common Stock, or into a cash account; or (ii) currently accept the fees paid in either FirstMerit Common Stock or in cash. This Plan does not increase the fees paid to a director, but merely provides him with the options discussed herein.

     The purpose of this Plan is to encourage non-employee directors to increase their ownership in FirstMerit Common Stock so that their interests, and the interests of FirstMerit shareholders, will be more closely aligned. This purpose will be accomplished by encouraging these directors to take their fees in FirstMerit Common Stock, either currently or in a deferred manner. At this time a director may only defer his fees into a cash account under the Director Deferral Plan.

     The following is a summary of the principal features of the Director Deferral Plan, a copy of which is available by contacting the Secretary of the Company in writing at the address listed on the cover of this Proxy Statement.

     Unless a deferral election has been made, retainer and other fees earned by the non-employee director will be distributed to the director in either cash or FirstMerit Common Stock, depending upon the director's election. The number of shares of FirstMerit Common Stock to be distributed will be based upon the Closing Price of FirstMerit Common Stock on the Nasdaq on the day the payment would otherwise have been made.

     If a deferral election has been made, the deferred fees will either be credited as (i) units in a FirstMerit Common Stock account, or (ii) in a cash account. The number of units of FirstMerit Common Stock to be credited will initially be based upon the Closing Price of FirstMerit Common Stock on the day the payment would otherwise have been made. The value of the units will fluctuate based upon the fair market value of FirstMerit Common Stock. At the time any dividend is paid on the FirstMerit Common Stock, whether in cash or stock, the stock account will be credited accordingly in additional units of FirstMerit Common Stock. The fees deferred into the cash account will earn interest at a rate equal to two percentage points over the average of the composite yield on Moody's Average Corporate Bond Yield for the month preceding the Plan year (or such other rate as established by the Committee administering the Plan).

     The Director Deferral Plan provides for distribution at various times, subject to a participant's election. A participant in either the stock account or cash account can elect either installment payments or lump sum payouts, which can be in either cash or stock, or a combination of both.

     The Plan will be administered by the Compensation Committee of the Board of Directors. The Committee will supervise the administration of the Plan and may from time to time adopt procedures governing the Plan and will have the authority to give interpretative rulings with respect to the terms and operations of the Plan.

     Fees or FirstMerit Common Stock currently received by a director are generally included by him as taxable ordinary income in an amount equal to the amount of cash received and the fair market value of any FirstMerit Common Stock received. A director will generally not be taxed on the fees deferred until the cash or FirstMerit Common Stock is distributed to him.

     Assuming the approval by the shareholders, the Director Deferral Plan will become effective on July 1, 1996, and will remain in effect until terminated by action of the Board of Directors. A non-employee director who had participated in the Director Fee Plan, may make a one-time, irrevocable election to convert all or a portion of the balance of his deferred fees into units of FirstMerit Common Stock under the Director Deferral Plan. The Plan would replace the current Director Fee Plan. Certain nonmaterial amendments may be made by the Board without shareholder approval. Otherwise, such amendments would be subject to shareholder approval. A total of 100,000 shares of FirstMerit Common Stock has been reserved for issuance under the Plan.

     In 1995, nine directors participated in the Director Fee Plan. As of December 15, 1995, 10 directors had determined to participate in the Director Deferral Plan.

     In addition to the Director Fee Plan, FirstMerit has in place the Directors Stock Plan, which provides for the annual award to nonemployee directors of non-qualified stock options to acquire 600 shares of FirstMerit Common Stock. The award is made to each director annually on the day after the Annual Shareholders Meeting. This Plan will continue in effect. FirstMerit also maintains directors and officers' liability insurance covering all directors and officers and has entered into indemnification agreements with certain executive officers and with all directors.

     Approval of the FirstMerit Corporation Director Deferred Compensation Plan requires the approval of the holders of a majority of the outstanding shares of FirstMerit Common Stock, in person or by proxy, at the Annual Meeting.

     FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE DIRECTOR DEFERRAL PLAN.

                             PRINCIPAL SHAREHOLDERS

     The following table describes the beneficial ownership of Common Stock of each person who was known by FirstMerit to be the beneficial owner of more than five percent of the total shares issued and outstanding on or about February 14, 1996. Under rules and regulations promulgated by the Commission, a person is deemed to be the "beneficial owner" of all the shares with respect to which he has or shares voting power or investment power, regardless of whether he is entitled to receive any economic benefit from his interest in the shares. As used herein, the term "voting power" means the power to vote or to direct the voting of shares and "investment power" means the power to dispose of or to direct the disposition of shares.

     These parties have certified to the Commission that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of FirstMerit.

                                                    SHARES AND
                                                     NATURE OF
              NAME AND ADDRESS                      BENEFICIAL             % OF
            OF BENEFICIAL OWNER                      OWNERSHIP           CLASS(2)
--------------------------------------------    -------------------     -----------
Cincinnati Financial Corporation                     2,805,614             8.35%
P.O. Box 145496
Cincinnati, Ohio 45250

                                    AUDITORS

     FirstMerit has selected Coopers & Lybrand as its auditors for 1996. Coopers & Lybrand has served as auditors for FirstMerit since 1992. A representative of the auditors will be present at the meeting and will be available to answer questions. The representative will have the opportunity to make a statement at the meeting.

                  SHAREHOLDER PROPOSALS AND BOARD NOMINATIONS

     Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of FirstMerit for its next Annual Meeting of Shareholders to be held in 1997 may be made only by a qualified shareholder and must be received by FirstMerit no later than October 27, 1996.

     The Executive Committee will consider nominees for directors of FirstMerit recommended by shareholders who submit the person's name and qualifications, in writing, to the Executive Committee. Under Article II, Section 2, of FirstMerit's Regulations, shareholders entitled to vote for the election of directors who intend to nominate a director for election must deliver written notice to the Secretary of FirstMerit no later than (i) with respect to the election to be held at an annual meeting of shareholders, 90-days in advance of such meeting, and (ii) with respect to the election to be held at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The notice from the shareholder must set forth certain information concerning the shareholder and each nominee, including names and addresses, a representation that the shareholder is entitled to vote and intends to appear in person or by proxy at the meeting, a description of arrangements or understandings between the shareholder and each nominee, such other information required to be included in a proxy statement, and the consent of each nominee to serve as a director of FirstMerit if so elected.

                                    GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of FirstMerit, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by FirstMerit. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of FirstMerit. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and FirstMerit will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. FirstMerit has engaged Georgeson & Company, Inc. to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the meeting. It is expected that Georgeson will primarily solicit institutional investors and owners not of record who are non-objecting beneficial owners of FirstMerit Common Stock. The costs of such services are estimated at $2,000, plus reasonable distribution and mailing costs.

     Management of FirstMerit has no information that other matters will be brought before the meeting. If, however, other matters are properly presented, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders with respect to such matters.


                                            /s/ Terry E. Patton

                                            Terry E. Patton,
                                            Secretary

Akron, Ohio
February 28, 1996

                                   APPENDIX A

          FIRSTMERIT CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN

                             FIRSTMERIT CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                   ARTICLE 1

                            PURPOSES AND DEFINITIONS

     1.1 PURPOSES. The purposes of the Plan are (i) to provide executives with flexibility with respect to the form and timing of Compensation, (ii) to more closely align the interests of executives with the interests of the Corporation's shareholders and (iii) to assist the Corporation and its Subsidiaries in attracting and retaining qualified executives.

     1.2 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meaning set forth or referenced below:

          (a) "BASE COMPENSATION" means the base salary of an Eligible Employee for services as an employee of the Corporation or a Subsidiary, as indicated by the records of the Corporation or such Subsidiary, as the case may be.

          (b) "BOARD" means the Board of Directors of the Corporation.

          (c) "BUSINESS DAY" means a day, except for a Saturday, Sunday or a legal holiday.

          (d) "CHANGE OF CONTROL" means Change of Control as defined in Section 4.3.

          (e) "CLOSING PRICE" means the closing price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

          (f) "COMMITTEE" means the Compensation Committee of the Board.

          (g) "COMMON STOCK" means the common stock, no par value, of the Corporation.

          (h) "COMPENSATION" means Base Compensation and Incentive Compensation.

          (i) "CORPORATION" means FirstMerit Corporation, and any successor corporation.

          (j) "DEFERRED COMPENSATION" means Base Compensation deferred pursuant to Section 2.4 and/or Incentive Compensation deferred pursuant to Section 2.3.

          (k) "ELIGIBLE EMPLOYEE" means an Eligible Employee as defined in
     Section 2.1.

          (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (m) "INCENTIVE COMPENSATION" means the annual incentive award, if any, payable to an Eligible Employee under the Corporation's or a Subsidiary's annual incentive plan.

          (n) "KEY EMPLOYEE" means an employee of the Corporation or a Subsidiary designated by the Chief Executive Officer of the Corporation as a key employee for purposes of the Plan.

          (o) "PARTICIPANT" means an Eligible Employee, who has elected to defer all or any portion of his Compensation under the Plan or to receive all or a portion of his Incentive Compensation in shares of Common Stock under the Plan.

          (p) "PLAN" means the FirstMerit Corporation Executive Deferred Compensation Plan.

          (q) "PLAN YEAR" means the calendar year.

          (r) "RETIREMENT" means retirement at or after age 65 or, with the consent of the Committee, prior to age 65 but at or after age 55.

          (s) "STOCK ACCOUNT" means the account maintained by the Committee in the name of a Participant pursuant to Section 2.5.

          (t) "STOCK CREDIT" means a credit to a Participant's Stock Account, calculated pursuant to Section 2.5.

          (u) "SUBSIDIARY" means a subsidiary of the Corporation to which the Plan has been extended by the Board.

                                   ARTICLE 2

                           PARTICIPATION IN THE PLAN

     2.1 ELIGIBILITY. The Committee shall from time to time designate one or more Key Employees as eligible to participate in the Plan (an "Eligible Employee").

     2.2 INCENTIVE COMPENSATION IN COMMON STOCK.

          (a) To the extent that an Eligible Employee has not timely elected, pursuant to Section 2.3, to defer receipt of any Incentive Compensation payable to him with respect to a Plan Year, such Eligible Employee may irrevocably elect, in increments of one percent (1%), to receive such Incentive Compensation in whole shares of Common Stock (and cash for any fractions of a share). Such election must be made in writing and delivered to the Committee prior to July l of the Plan Year with respect to which such Incentive Compensation may be payable or, if earlier, not later than six months in advance of the date as of which such Incentive Compensation will be paid, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of which such election must be made. Absent such a timely election, an Eligible Employee shall be deemed to have elected to receive such Incentive Compensation entirely in cash.

          (b) The number of shares of Common Stock payable to a Participant pursuant to an election under Section 2.2(a) shall be equal to the number of shares of Common Stock that could have been purchased with the amount of Incentive Compensation that would otherwise have been paid to the Participant in cash at the Closing Price of shares of Common Stock on the day such Incentive Compensation would otherwise have been so paid.

          (c) An Eligible Employee may, pursuant to Section 2.2(a), file a new election or revoke a prior election each Plan Year. Unless and until such a new election or revocation of a prior election is timely made, the election or deemed election in effect with respect to the immediately preceding Plan Year shall continue to be effective and irrevocable with respect to the then current Plan Year.

     2.3 DEFERRED INCENTIVE COMPENSATION.

          (a) An Eligible Employee may irrevocably elect, in increments of twenty-five percent (25%), to defer receipt of any Incentive Compensation otherwise payable to him with respect to any Plan Year. Such election must be made in writing and delivered to the Committee prior to September 15 of the Plan Year with respect to which such Incentive Compensation may be payable or, if earlier, not later than six months in advance of the date as of which such Incentive Compensation will otherwise be paid, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of which such election must be made. Absent such a timely election, an Eligible Employee shall be deemed to have elected not to defer receipt of any such Incentive Compensation.

          (b) An Eligible Employee may, pursuant to Section 2.3(a), file a new election or revoke a prior election each Plan Year. Unless and until such a new election or revocation of a prior election is timely made, the election or deemed election in effect with respect to the immediately preceding Plan Year shall continue to be effective and irrevocable with respect to the then current Plan Year.

     2.4 DEFERRED BASE COMPENSATION.

          (a) (i) An Eligible Employee may irrevocably elect, in increments of one percent (1%), to defer receipt of Base Compensation otherwise payable to him. Such election must be made in writing and delivered to the Committee prior to July l of any Plan Year and shall be effective with respect to Base Compensation otherwise payable to the Participant during the twelve-month period commencing on January l of the immediately succeeding Plan Year, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of, or with respect to, which such election must be made and/or shall be effective.

              (ii) In the first Plan Year in which a Key Employee becomes an Eligible Employee, such Eligible Employee may irrevocably elect, in increments of one percent (1%), to defer receipt of Base Compensation otherwise payable to him. Such election must be made in writing and delivered to the Committee within thirty (30) days of the date as of which such Key Employee became an Eligible Employee and shall be effective with respect to Base Compensation otherwise payable to him during the period commencing six months after the date on which such election was made and delivered to the Committee and ending on the immediately following December 3l, unless the Committee establishes a different time (which may be earlier or later than the time provided herein) as of, or with respect to, which such election shall be effective.

          (b) A Participant may, pursuant to Section 2.3(a), file a new election or revoke a prior election each Plan Year applicable to Base Compensation otherwise payable to him during the twelve-month period commencing on January l of the immediately succeeding Plan Year. Unless and until such a new election or revocation of a prior election is timely made, the election, if any, then in effect shall continue to be effective and irrevocable.

     2.5 STOCK ACCOUNTS.

          (a) A Stock Account shall be maintained by the Committee in the name of each Participant. A Participant shall be one hundred percent (100%) vested in his Accounts at all times.

          (b) The Stock Account of a Participant shall be credited, as of the day Deferred Compensation otherwise would have been paid to such Participant, with Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the amount of such Deferred Compensation at the Closing Price of shares of Common Stock on the day as of which such Stock Account is so credited and shall be reduced as of the day that any amount is distributed therefrom by the number of Stock Credits attributable to such distribution.

          (c) As of the date any dividend is paid to holders of shares of Common Stock, a Participant's Stock Account shall be credited with additional Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, at the Closing Price of shares of Common Stock on such date, with the amount that would have been paid as dividends on that number of shares of Common Stock (including fractions of a share) which is equal to the number of Stock Credits attributable to the Participant's Stock Account as of the record date of such dividend. In the case of dividends paid in property, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment thereof, as determined in good faith by the Committee.

     2.6 DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT.

          (a) Distribution of a Participant's Stock Account shall be made or commence in accordance with this Section 2.6 as of the first Business Day of the month following the month in which such Participant's employment as an employee of the Corporation or any Subsidiary terminates.

          (b) A Participant may elect, in the event his employment as an employee of the Corporation or any Subsidiary terminates due to Retirement, to receive his Stock Account in monthly cash installments not to exceed one hundred twenty (120) separate installments or in a single sum. Such single sum may be paid either in cash or in whole shares of Common Stock (and cash for any fractions of a share) or in combination of both, in increments of twenty-five percent (25%). The Committee shall distribute such Stock Account in accordance with such election or, if no such election is made, in a single cash sum.

            (i) In the event of an election to receive all or a portion of his Stock Account in shares of Common Stock, the Participant shall, to the extent of such election, receive one such share with respect to each Stock Credit allocated to his Stock Account (and cash for any fractions of a share). In the event of an election or deemed election to receive all or a portion of his Stock Account in cash, the Participant shall, to the extent of such election or deemed election, receive an amount in cash equal to the product of the number of Stock Credits allocated to his Stock Account and the Closing Price of shares of Common Stock on the last Business Day of the month immediately preceding the month in which such distribution is to be made.

            (ii) The amount of a monthly cash installment with respect to such Participant's Stock Account shall be equal to the product of the number of Stock Credits attributable to such installment and the Closing Price of shares of Common Stock on the last Business Day of the month immediately preceding the month in which such installment is to be paid. The number of Stock Credits attributable to an installment shall be equal to the product of the current number of Stock Credits allocated to such Stock Account and a fraction, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. All monthly cash installments shall be paid as of the first Business Day of the month.

            (iii) An election pursuant to this Section 2.6(b) must be in writing and delivered to the Committee at the time an Eligible Employee becomes a Participant. A Participant may at any time not less than one year prior to the date as of which the distribution of such Participant's Stock Account pursuant to this Section 2.6(b) is made or commences change such election pursuant to an election in writing delivered to the Committee, which election shall be irrevocable during such one-year period.

          (c) In the event a Participant's employment as an employee of the Corporation and any Subsidiary terminates other than due to Retirement or death, the Participant shall receive a single cash sum equal to the product of the number of Stock Credits allocated to his Stock Account and the Closing Price of shares of Common Stock on the last Business Day of the month immediately preceding the month in which such distribution is to be made.

     2.7 IN-SERVICE DISTRIBUTIONS.

          (a) A Participant may, as of the first Business Day of the month, receive payment of all or part of his Stock Account prior to the termination of his employment as an employee of the Corporation and any Subsidiary. Any such election must be in writing and delivered to the Committee not less than one year in advance of the effective date thereof, which election shall be irrevocable during such one-year period; provided, however, that such election shall not be effective with respect to Stock Credits attributable to Deferred Compensation that otherwise would have been paid to such Participant within the three-year period immediately preceding the effective date of such election and any additional Stock Credits credited with respect to such Stock Credits pursuant to Section 2.5(c); provided, further, that if the Participant's employment as an employee of the Corporation and any Subsidiary terminates prior to the effective date of such election, such election shall be deemed automatically revoked. Such in-service distributions shall be made on the same basis as distributions upon termination pursuant to Section 2.6(c).

          (b) Any amounts withdrawn pursuant to Section 2.7(a) shall be subject to a 6% penalty. In addition, such Participant may not elect to make additional deferrals under the plan for the Plan Year commencing after the Plan Year in which such withdrawal is made.

     2.8 DISTRIBUTION UPON DEATH. Notwithstanding any other provision of this Plan, upon the death of a Participant, whether before or after Retirement or other termination of employment as an employee of the Corporation and any Subsidiary, the Committee shall pay all of such Participant's Stock Account in a single cash sum to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no person or persons designated or if such persons shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made to the executor or administrator of the Participant's estate. Any distribution under this Section
2.8 shall be made as soon as practicable following the end of the month in which the Committee is notified of the Participant's death or is satisfied as to the identity of the appropriate payee, whichever is later. The amount of such single cash sum payable under this Section 2.8 shall be equal to the product of the number of Stock Credits then allocated to such Stock Account and the Closing Price of shares of Common Stock on the last Business Day of the month immediately preceding the month of such Participant's death.

     2.9 WITHHOLDING TAXES. Any withholding of taxes or other amounts required by federal, state, or local law shall be withheld from Compensation other than Deferred Compensation. If necessary, the Corporation may reduce the amount of Deferred Compensation and/or shares of Common Stock payable pursuant to Section 2.2(a) by an amount equal to any required withholding. In addition, the Corporation may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any federal, state or local taxes required to be withheld with respect to such payment or delivery. Each Participant shall be entitled to irrevocably elect, at least six months prior to the date shares of Common Stock would otherwise be delivered hereunder, to have the Corporation withhold shares of Common Stock having an aggregate value equal to the amount required to be withheld. The value of fractional shares remaining after payment of the withholding taxes shall be paid to the Participant in cash. Shares so withheld shall be valued at the Closing Price on the Business Day immediately preceding the date such shares would otherwise be transferred hereunder.

                                   ARTICLE 3

                                 THE COMMITTEE

     3.1 AUTHORITY. The Committee shall have full power and authority to administer the Plan, including the power to (i) promulgate forms to be used with respect to the Plan, (ii) promulgate rules of Plan administration, (iii) settle any disputes as to rights or benefits arising from the Plan, (iv) interpret the terms of the Plan and (v) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.

     3.2 ELECTIONS, NOTICES. All elections and notices required to be provided to the Committee under the Plan must be on such forms, contain such information, and be made or given at such times as the Committee may require.

     3.3 AGENTS. The Committee may appoint an individual to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

     3.4 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

     3.5 INDEMNITY OF COMMITTEE. The Company has entered into Indemnification Agreements with each of the members of the Committee protecting them against such claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except as otherwise indicated in such Agreement.

     3.6 CLAIMS PROCEDURE. Any person claiming an amount under the Plan, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within ninety (90) days following receipt of the request. If the claim or request is denied, the written notice of denial shall state (i) the reasons for denial, (ii) the reference to the pertinent Plan provisions or legal doctrine upon which the denial is based; (iii) a description of any additional material or information required and an explanation of why it is necessary; and (iv) an explanation of the Plan's claim review procedure. Any person whose claim or request is denied may make a second request for review by notice given in writing to the Committee. The claim or request shall be reviewed further by the Committee, and the Committee may, but shall not be required to, grant the claimant a hearing. A decision on such second request shall normally be made within sixty (60) days after the date of the second request. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days from the date of the second request. The decision shall be in writing and shall be final and bind all parties concerned.

                                   ARTICLE 4

                                SHARES AVAILABLE

     4.1 NUMBER. Three Hundred Thousand (300,000) shares of Common Stock are available for issuance under the Plan in accordance with the provisions hereof and such other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Corporation if, in the opinion of counsel for the Corporation, such shareholder approval is required. Stock Credits to Participant's Stock Accounts shall be applied to reduce the maximum number of shares of Common Stock remaining available under the Plan. Shares of Common Stock issuable under the Plan may be taken either from authorized but unissued or treasury shares, as determined by the Corporation.

     4.2 ADJUSTMENTS. If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, stock split, subdivision or reclassification of shares, the number of shares of Common Stock available under Section 4.1 and the number of Stock Credits with which each Participant's Stock Account is credited shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased. If the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination, reverse stock split or reclassification of shares, the number of shares of Common Stock available under Section 4.1 and the number of Stock Credits with which each Participant's Stock Account is credited shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Corporation shall at any time be consolidated with or merged into any other corporation and holders of shares of Common Stock receive shares of the capital stock of the resulting or surviving corporation, there shall be credited to each Participant's Stock Account, in place of the Stock Credits then credited thereto, new Stock Credits in an amount equal to the product of the number of shares of capital stock exchanged for one share of Common Stock upon such consolidation or merger and the number of Stock Credits with which the Participant's Account then is credited, and the number of shares of Common Stock available under Section 4.1 shall be similarly adjusted. If in such a consolidation or merger, holders of shares of Common Stock shall receive any consideration other than shares of the capital stock of the resulting or surviving corporation or its parent corporation, the Committee, in its sole discretion, shall determine the appropriate change in Participants' Accounts.

     4.3 CHANGE OF CONTROL. Notwithstanding any other provision of this Plan, in the event of a Change of Control of the Corporation, each Participant's Stock Account shall, within five Business Days thereafter, be distributed in a single cash sum equal to the product of the number of Stock Credits then allocated to his Stock Account and the Closing Price of shares of Common Stock or the last Business Day immediately preceding the Change of Control. For purposes of this
Section 4.3, Change of Control means:

            (i) the date the stockholders of the Corporation approve a plan or other arrangement pursuant to which the Corporation will be dissolved or liquidated;

            (ii) the date the stockholders of the Corporation approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Corporation;

            (iii) the date of approval by the stockholders of the Corporation and, if required, by the stockholders of the other constituent corporation of a definitive agreement to merge or consolidate the Corporation with or into such other corporation, other than, in either case, a merger or consolidation of the Corporation in which holders of shares of the Corporation's common stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of common stock of the Corporation immediately before the merger or consolidation;

            (iv) the date any entity, person or group, within the meaning of
            Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Corporation or any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, shall have become the beneficial owner (as determined pursuant to Section 13(d) or 16(a) of the Exchange Act) of, or shall have obtained voting control over, more than twenty percent (20%) of the outstanding shares of the Common Stock; or

            (v) the first day after the effective date of this Plan when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two
            (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

                                   ARTICLE 5

                                 MISCELLANEOUS

     5.1 UNFUNDED PLAN. No promise hereunder shall be secured by any specific assets of the Corporation, nor shall any assets of the Corporation be designated as attributable or allocated to the satisfaction of such promises. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation.

     5.2 NON-ALIENATION OF BENEFITS. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.3 INVALIDITY. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

     5.4 GOVERNING LAW. This Plan shall be governed by the laws of the State of Ohio, without regard to the conflict of law provisions thereof.

     5.5 AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such termination, amendment or modification shall adversely affect the rights of any Participant or beneficiary, including his rights with respect to Stock Credits credited prior to such termination, amendment or modification, without his consent. Notwithstanding the foregoing, the provisions of this Plan that determine the amount, price or timing of benefits related to Stock Credits shall not be amended more than once every six months (other that as may be necessary to conform to any applicable changes in the Internal Revenue Code of 1986, as amended or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3 (or any successor provisions) promulgated under the Exchange Act.

     5.6 SUCCESSORS AND HEIRS. The Plan and any properly executed elections hereunder shall be binding upon the Corporation and Participants, and upon any assignee or successor in interest to the Corporation and upon the heirs, legal representatives and beneficiaries of any Participant.

     5.7 STATUS AS SHAREHOLDERS. Stock Credits are not, and do not constitute, shares of Common Stock, and no right as a holder of shares of Common Stock shall devolve upon a Participant unless and until such shares are issued to the Participant.

     5.8 RIGHTS. This Plan shall not give any person the right to continue as an employee of the Corporation or any Subsidiary or any rights or interests other than as herein provided.

     5.9 USE OF TERMS. The masculine includes the feminine and the plural includes the singular, unless the context clearly indicates otherwise.

     5.10 STATEMENT OF ACCOUNTS. Each Participant in the Plan during the immediately preceding Plan Year shall receive a statement of his Stock Account under the Plan as of December 31 of such preceding Plan Year. Such statement shall be in a form and contain such information as is deemed appropriate by the Committee.

     5.11 COMPLIANCE WITH LAWS. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment and deferral of Compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     5.12 PLAN CONSTRUCTION. Anything in this Plan to the contrary notwithstanding, is the intent of the Corporation that transactions under the Plan satisfy the applicable requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act so that persons who are or become subject to Section 16 of the Exchange Act will be entitled to the benefits of such Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. To the extent any provision of the Plan, action by the Committee or election by a Participant or Eligible Employee fails to so comply, it shall be deemed null and void to the extent permitted by law.

     5.13 HEADINGS NOT PART OF PLAN. Headings and subheadings in the Plan are inserted for reference only and are not to be considered in the construction of the Plan.

     5.14 STOCKHOLDER APPROVAL; EFFECTIVE DATE. This Plan has been approved by the Board and shall become effective as of January 1, 1996, subject to the approval of this Plan by the stockholders of the Corporation.

                                   APPENDIX B

           FIRSTMERIT CORPORATION DIRECTOR DEFERRED COMPENSATION PLAN

                             FIRSTMERIT CORPORATION

                      DIRECTOR DEFERRED COMPENSATION PLAN

                                   ARTICLE 1

                            PURPOSES AND DEFINITIONS

     1.1 PURPOSES. The purposes of the Plan are (i) to provide Directors with flexibility with respect to the form and timing of Compensation, (ii) to more closely align the interests of Directors with the interests of the Corporation's shareholders, and (iii) to assist the Corporation in attracting and retaining qualified individuals to serve as Directors.

     1.2 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meaning set forth or referenced below:

          (a) "ACCOUNT" means a Cash Account, a Deferred Benefit Account or a Stock Account.

          (b) "BOARD" means the Board of Directors of the Corporation.

          (c) "BUSINESS DAY" means a day, except for a Saturday, Sunday or a legal holiday.

          (d) "CASH ACCOUNT" means the account maintained by the Committee in the name of a Participant pursuant to Section 2.5(a).

          (e) "CASH CREDIT" means a credit to a Participant's Cash Account, expressed in whole dollars and fractions thereof.

          (f) "CLOSING PRICE" means the closing price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

          (g) "COMMITTEE" means the Compensation Committee of the Board.

          (h) "COMMON STOCK" means the common stock, no par value, of the Corporation.

          (i) "CORPORATION" means FirstMerit Corporation.

          (j) "COMPENSATION" means all fees payable to a Director for services to the Corporation and/or a Subsidiary as a director, including retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof, as established by the Board from time to time, but excluding reimbursements for expenses.

          (k) "DEFERRED BENEFIT ACCOUNT" means a deferred benefit account established for a Participant under the Directors' Deferred Fee Plan before July 1, 1996.

          (l) "DIRECTORS' DEFERRED FEE PLAN" means the FirstMerit Corporation Directors' Deferred Fee Plan.

          (m) "DIRECTOR" means any individual serving on the Board or on the board of directors of a Subsidiary who is not an employee of the Corporation or any Subsidiary but does not include an honorary, advisory or emeritus director.

          (n) "PARTICIPANT" means a Director who is a participant in the Plan, or a former Director who has an Account.

          (o) "PLAN" means the FirstMerit Corporation Director Deferred Compensation Plan.

          (p) "PLAN YEAR" means the calendar year, except that for the 1996 Plan Year, it means the six-month period beginning July 1, 1996 and ending December 31, 1996.

          (q) "STOCK ACCOUNT" means the account maintained by the Committee in the name of a Participant pursuant to Section 2.5(b).

          (r) "STOCK CREDIT" means a credit to a Participant's Stock Account, calculated pursuant to Section 2.5(b).

          (s) "STATED INTEREST RATE" means, with respect to any calendar month, two percentage points over the average of the composite yield on Moody's Average Corporate Bond Yield for the month of October immediately preceding the Plan Year as determined from Moody's Bond Record published by Moody's Investors Services, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Corporation. The Committee shall establish the Stated Interest Rate effective as of January 1 of each Plan Year, which, once established, shall be used for all interest determinations during such Plan Year.

          (t) "SUBSIDIARY" means a subsidiary of the Corporation.

                                   ARTICLE 2

                           PARTICIPATION IN THE PLAN

     2.1 ELIGIBILITY.  All Directors shall participate in the Plan.

     2.2 CURRENT COMPENSATION.

          (a) To the extent that a Director or first time nominee for Director has not timely elected, pursuant to Section 2.3, to defer receipt of Compensation payable to him during a Plan Year, such Director or first time nominee may irrevocably elect, in increments of fifty percent (50%), to receive current Compensation either in cash or in whole shares of Common Stock (and cash for any fractions of a share). Any such election must be made in writing and delivered to the Committee prior to December 15, 1995 with respect to the 1996 Plan Year and thereafter prior to July 1 of any Plan Year effective as of January 1 of the immediately succeeding Plan Year; provided that in the case of a first time nominee for Director, such election must be so made and delivered not later than six months in advance of the first date in such Plan Year as of which such Compensation will be paid. Absent such a timely election, a Director or first time nominee for Director shall be deemed to have elected to receive such Compensation entirely in cash.

          (b) The number of shares of Common Stock payable to a Director pursuant to an election under Section 2.2(a) shall be equal to the number of shares of Common Stock that could have been purchased with the amount of Compensation that would otherwise have been paid to the Director in cash at the Closing Price of shares of Common Stock on the day such Compensation would otherwise have been so paid. The balance of such Compensation, if any, shall be paid to the Director in cash.

          (c) A Director may, pursuant to Section 2.2(a), file a new current Compensation election or revoke a prior current Compensation election each Plan Year effective as of July 1 of the immediately succeeding Plan Year. If no new election or revocation of a prior election is made prior to July 1 of any

     Plan Year, the election or deemed election in effect for such Plan Year shall continue to be effective and irrevocable for the immediately succeeding Plan Year.

     2.3 DEFERRED COMPENSATION.

          (a) (i) A Director may irrevocably elect to defer receipt, in increments of twenty-five percent (25%), of Compensation payable to him during the immediately succeeding Plan Year. Such election must be made in writing and delivered to the Committee prior to December 15, 1995 with respect to the 1996 Plan Year and thereafter prior to July 1 of any Plan Year effective as of January 1 of the immediately succeeding Plan Year.

            (ii) A first time nominee for Director may irrevocably elect to defer receipt, in increments of twenty-five percent (25%), of Compensation payable to him on or after July 1 of the Plan Year in which he first becomes a Director. Such election must be made in writing and delivered to the Committee prior to the date on which such nominee becomes a Director.

          (b) A Director may, pursuant to Section 2.3(a)(i), file a new deferred Compensation election or revoke a prior deferred Compensation election each Plan Year applicable to the immediately succeeding Plan Year. If no new election or revocation of a prior election is made prior to July 1 of any Plan Year, the election, if any, in effect for such Plan Year shall continue to be effective and irrevocable for the immediately succeeding Plan Year. If a Director does not timely elect to defer Compensation payable to him during a Plan Year, all such Compensation shall be paid directly to such Director in accordance with Section 2.2.

     2.4 ALLOCATION OF DEFERRED COMPENSATION. A Participant may irrevocably elect to initially allocate all or a portion, in increments of twenty-five (25%), of his deferred Compensation to a Cash Account, a Stock Account, or a combination of both such Accounts. Any such allocation shall be specified in the election made pursuant to Section 2.3; provided, however, that in the case of a first time nominee for Director, such election must be so made and delivered not later than six months in advance of the first date in such Plan Year as of which such Compensation would otherwise be paid. Absent such a timely election, a Participant shall be deemed to have elected to allocate such deferred Compensation to his Cash Account. Deferred Compensation allocated to a Cash Account or Stock Account shall result in Cash Credits or Stock Credits, respectively.

     2.5 ACCOUNTS.

          (a) The Cash Account of a Participant shall be credited, as of the day the deferred Compensation otherwise would have been paid to such Participant, with Cash Credits equal to the dollar amount of such deferred Compensation and shall be reduced, as of the day that any amount is distributed or transferred therefrom, by Cash Credits equal to the amount of such distribution or transfer. As of the last day of each calendar month, the Participant's Cash Account shall be credited with additional Cash Credits in an amount equal to the product of the average daily balance in his Cash Account during such month (determined after adjustment for any deferred Compensation credited thereto and any amount distributed or transferred therefrom as of each day in such month) and an interest rate equal to the Stated Interest Rate.

          (b) The Stock Account of a Participant shall be credited, as of the day the deferred Compensation otherwise would have been paid to such Participant, with Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the amount of such deferred Compensation at the Closing Price of shares of Common Stock on the day as of which such

     Stock Account is so credited and shall be reduced as of the day that any amount is distributed or transferred therefrom by the number of Stock Credits attributable to such distribution or transfer.

          (c) As of the date any dividend is paid to holders of shares of Common Stock, the Participant's Stock Account shall be credited with additional Stock Credits equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased, at the Closing Price of shares of Common Stock on such date, with the amount that would have been paid as dividends on that number of shares of Common Stock (including fractions of a share) which is equal to the number of Stock Credits attributable to the Participant's Stock Account as of the record date of such dividend. In the case of dividends paid in stock, the amount of the dividend shall be deemed to be the fair market value of the stock at the time of the payment thereof, as determined in good faith by the Committee.

          (d) No Compensation payable to a Director after June 30, 1996 may be deferred to a Deferred Benefit Account. As of July 1, 1996, Deferred Benefit Account balances will be converted to Cash Credits to the Participants' Cash Accounts, or Stock Credits to Participant's Stock Accounts, as elected by the Participant. The amount of such Cash Credits and Stock Credits shall be determined in accordance with Sections 2.5(a), 2.5(b) and 2.5(c), respectively, as if the converted amounts constituted deferred Compensation on the date of such conversion. Such election must be in writing and delivered to the Committee prior to December 15, 1995 and shall be irrevocable. Absent such a timely election, a Participant's Deferred Benefit Account balance shall be automatically converted to Cash Credits.

          (e) A Participant shall be one hundred percent (100%) vested in his Accounts at all times.

     2.6 DISTRIBUTIONS UPON TERMINATION.

          (a) Distribution of a Participant' s Accounts shall be made or commence in accordance with such Participant's election as of the first Business Day of the month following the month in which such Participant's service as a Director ceases unless the Participant has elected a later month.

          (b) A Participant may elect to receive his Accounts in monthly cash installments not to exceed one hundred twenty (120) separate installments or in a single sum. Such single sum may be paid either in cash or in whole shares of Common Stock (and cash for any fractions of a share) or in combination of both, in increments of twenty-five percent (25%). The Committee shall distribute such Accounts in accordance with such election or, if no such election is made, in a single cash installment.

          (c) (i) In the event of an election to receive all or a portion of his Stock Account in shares of Common Stock, the Participant shall, to the extent of such election, receive one such share with respect to each Stock Credit (including any Stock Credits resulting from a transfer pursuant to the second sentence in Section 2.6(c)(ii)) allocated to his Stock Account (and cash for any fractions of a share). In the event of an election or deemed election to receive all or a portion of his Stock Account in cash, the Participant shall, to the extent of such election or deemed election, receive an amount in cash equal to the product of the number of Stock Credits allocated to his Stock Account and the Closing Price of shares of Common Stock on the last Business Day of the month immediately preceding the month in which such distribution is to be made.

            (ii) In the event of an election or deemed election by the Participant to receive all or a portion of his Cash Account in cash, the Participant shall, to the extent of such election or deemed election, receive an amount in cash equal to the current balance in such Cash Account. In the event of an election by the Participant to receive all or a portion of his Cash Account in shares of Common Stock, the Participant shall be deemed to have irrevocably elected to transfer the appropriate such amount from his Cash Account to his Stock Account in accordance with Section 2.8(b) effective as of the last Business Day of the month immediately preceding the month in which such distribution is to be made.

          (d) (i) The amount of a monthly cash installment with respect to a Participant's Cash Account shall be equal to the product of the current balance in such Cash Account and a fraction, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

            (ii) The amount of a monthly cash installment with respect to such Participant's Stock Account shall be equal to the product of the number of Stock Credits attributable to such installment and the Closing Price of shares of Common Stock on the last Business Day of the month immediately preceding the month in which such installment is to be paid. The number of Stock Credits attributable to an installment shall be equal to the product of the current number of Stock Credits attributable to such Stock Account and a fraction, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

            (iii) All monthly cash installments shall commence and be paid as of the first Business Day of the month.

          (e) A Participant's elections referred to in this Section 2.6 must be in writing and delivered to the Committee with such Participant's election to defer Compensation pursuant to Section 2.3(a). A Participant may at any time not less than one year prior to the date as of which the distribution of such Participant's Accounts is made or commences change such elections pursuant to an election in writing delivered to the Committee, which election shall be irrevocable during such one-year period.

     2.7 IN-SERVICE DISTRIBUTIONS.

          (a) A Participant may, as of the first Business Day of the month, receive payment of all or part of his Accounts while still a Director. Any such election must be in writing and delivered to the Committee not less than one year in advance of the effective date thereof, which election shall be irrevocable during such one-year period; provided, however, that if the Participant' s service as a Director terminates prior to the effective date of such election, such election shall be deemed automatically revoked. Such in-service distributions may be made on the same basis as distributions upon termination pursuant to Section 2.6.

          (b) Any amounts withdrawn pursuant to Section 2.7(a) shall be subject to a 6% penalty. In addition, such Participant may not elect to make additional deferrals under the plan for the Plan Year commencing after the Plan Year in which such withdrawal is made.

     2.8 TRANSFERS.

          (a) A Participant may elect to transfer all or a portion, in increments of twenty-five percent (25%), of his Stock Account to his Cash Account effective as of the first business day of any Plan Year. The amount to be credited to such Participant's Cash Account shall be equal to the product of the applicable percentage (as elected by the Participant) of the number of Stock Credits then credited to his Stock Account and the Closing Price of shares of Common Stock on the effective date of such transfer.

          (b) A Participant may elect to transfer all or a portion, in increments of twenty-five percent (25%), of his Cash Account to his Stock Account effective as of the first business day of any Plan Year. The number of Stock Credits to be credited to such Participant's Stock Account shall be equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased with the value of the applicable percentage (as elected by the Participant) of the Cash Account at the Closing Price of shares of Common Stock on the effective date of such transfer.

          (c) Any transfer under this Section 2.8 must be made pursuant to an irrevocable election in writing delivered to the Committee prior to July 1 of the Plan Year immediately preceding the Plan Year in which such transfer is to be effective.

     2.9 DISTRIBUTION UPON DEATH.

          (a) Notwithstanding any other provision of this Plan, upon the death of a Participant the Committee shall pay all of such Participant's Cash Account and Stock Account in a single cash sum to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no person or persons designated or if such persons shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made to the executor or administrator of the Participant's estate. Any distribution under this Section 2.9(a) shall be made as soon as practicable following the end of the month in which the Committee is notified of the Participant's death or is satisfied as to the identity of the appropriate payee, whichever is later. The amount of such single cash sum payable under this Section 2.9(a) with respect to such Participant's Stock Account shall be equal to the product of the number of Stock Credits with which such Stock Account then is credited and the Closing Price of shares of Common Stock on the last Business Day of the month immediately preceding the month of such Participant's death.

          (b) Notwithstanding any other provision of this Plan, upon the death of a Participant, amounts attributable to his Deferred Compensation Account shall be distributed in the manner provided in any election or elections with respect thereto filed by the Participant.

     2.10 WITHHOLDING TAXES. The Corporation may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any federal, state or local income taxes required to be withheld with respect to such payment or delivery. Each Director shall be entitled to irrevocably elect, at least six months prior to the date shares of Common Stock would otherwise be delivered hereunder, to have the Corporation withhold shares of Common Stock having an aggregate value equal to the amount required to be withheld. The value of fractional shares remaining after payment of the withholding taxes shall be paid to the Director in cash. Shares so withheld shall be valued at the Closing Price on the regular Business Day immediately preceding the date such shares would otherwise be transferred hereunder.

                                   ARTICLE 3

                                 THE COMMITTEE

     3.1 AUTHORITY. The Committee shall have full power and authority to administer the Plan, including the power to (i) promulgate forms to be used with respect to the Plan, (ii) promulgate rules of Plan administration, (iii) settle any disputes as to rights or benefits arising from the Plan, (iv) interpret the terms of the Plan and (v) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.

     3.2 ELECTIONS, NOTICES. All elections and notices required to be provided to the Committee under the Plan must be in such form or forms prescribed by, and contain such information as is required by, the Committee.

     3.3 AGENTS. The Committee may appoint an individual or individuals to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

     3.4 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and binding upon all persons having any interest in the Plan.

     3.5 INDEMNITY OF COMMITTEE. The Company has entered into Indemnification Agreements with each of the members of the Committee protecting them against such claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except as otherwise indicated in such Agreement.

                                   ARTICLE 4

                                SHARES AVAILABLE

     4.1 NUMBER. One Hundred Thousand (100,000) shares of Common Stock are available for issuance under the Plan in accordance with the provisions hereof and such other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Corporation if, in the opinion of counsel for the Corporation, such shareholder approval is required. Stock Credits to participant's Stock Accounts shall be applied to reduce the maximum number of shares of Common Stock remaining available under the Plan. Shares of Common Stock issuable under the Plan may be taken either from authorized but unissued or treasury shares, as determined by the Corporation.

     4.2 ADJUSTMENTS. If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, stock split, subdivision or reclassification of shares, the number of shares of Common Stock available under Section 4.01 and the number of Stock Credits with which each Participant's Stock Account is credited shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased. If the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination, reverse stock split or reclassification of shares, the number of shares of Common Stock available under Section 4.01 and the number of Stock Credits with which each Participant's Stock Account is credited shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Corporation shall at any time be consolidated with or merged into any other corporation and holders of shares of Common Stock receive shares of the capital stock of the resulting or surviving corporation, there shall be credited to each Participant's Stock Account, in place of the Stock Credits then credited thereto, new Stock Credits in an amount equal to the product of the number of shares of capital stock exchanged for one share of Common Stock upon such consolidation or merger and the number of Stock Credits with which the Participant's Account then is credited, and the number of shares of Common Stock available under Section 4.01 shall be similarly adjusted. If in such a consolidation or merger, holders of shares of Common Stock shall receive any consideration other than shares of the capital stock of the resulting or surviving corporation or its parent corporation, the Committee, in its sole discretion, shall determine the appropriate change in Participants' Accounts.

                                   ARTICLE 5

                                 MISCELLANEOUS

     5.1 UNFUNDED PLAN. No promise hereunder shall be secured by any specific assets of the Corporation, nor shall any assets of the Corporation be designated as attributable or allocated to the satisfaction of such promises. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation.

     5.2 NON-ALIENATION OF BENEFITS. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit, prior to receipt thereof pursuant to the provisions of the Plan, shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.3 INVALIDITY. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

     5.4 GOVERNING LAW. This Plan shall be governed by the laws of the State of Ohio, without regard to the conflict of law provisions thereof.

     5.5 AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no such termination, amendment or modification shall adversely affect the rights of any Participant or beneficiary, including his rights with respect to Cash Credits or Stock Credits credited prior to such termination, amendment or modification, without his consent. Notwithstanding the foregoing, the provisions of this Plan that determine the amount, price or timing of benefits related to Stock Credits shall not be amended more than once every six months (other that as may be necessary to conform to any applicable changes in the Internal Revenue Code of 1986, as amended or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3 (or any successor provisions) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     5.6 SUCCESSORS AND HEIRS. The Plan and any properly executed elections hereunder shall be binding upon the Corporation and Participants, and upon any assignee or successor in interest to the Corporation and upon the heirs, legal representatives and beneficiaries of any Participant.

     5.7 STATUS AS SHAREHOLDERS. Stock Credits are not, and do not constitute, shares of Common Stock, and no right as a holder of shares of Common Stock shall devolve upon a Participant unless and until such shares are issued to the Participant.

     5.8 RIGHTS. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided.

     5.9 USE OF TERMS. The masculine includes the feminine and the plural includes the singular, unless the context clearly indicates otherwise.

     5.10 STATEMENT OF ACCOUNTS. Each Participant in the Plan during the immediately preceding Plan Year shall receive a statement of his Accounts under the Plan as of December 31 of such preceding Plan Year. Such statement shall be in a form and contain such information as is deemed appropriate by the Committee.

     5.11 COMPLIANCE WITH LAWS. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment and deferral of Compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan be subject to such restrictions, and the person acquiring the securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     5.12 PLAN CONSTRUCTION. Anything in this Plan to the contrary notwithstanding, is the intent of the Corporation that all transactions under the Plan satisfy the applicable requirements of Rule 16b-3 so that a Director who is or becomes a member of a committee administering stock compensation plans of the Corporation will be "disinterested" as defined in Rule 16b-3 for purposes of administering such plans, will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability thereunder. To the extent any provision of the Plan, action by the Committee or election by a Director fails to so comply, it shall be deemed null and void to the extent permitted by law.

     5.13 HEADINGS NOT PART OF PLAN. Headings and subheadings in the Plan are inserted for reference only and are not to be considered in the construction of the Plan.

     5.14 STOCKHOLDER APPROVAL; EFFECTIVE DATE. This Plan has been approved by the Board and shall become effective as of July 1, 1996, subject to the approval of this Plan by the stockholders of the Corporation.

/x/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
                                                 With-        For All
                                        For      hold         Except

 1.  For the election of all Class II  /  /      /  /          /  /
     Directors.

     Nominees:
                Karen S. Belden, R. Cary Blair, Robert W. Briggs
                  Elizabeth A. Dalton, Clifford J. Isroff
                             and Stephen E. Myers

     Instruction: To withhold authority to vote for any individual nominee, mark the "For All Except" bar and strike a line through the nominee's name in the list above.

     RECORD DATE SHARES:



     Please be sure to sign and date this Proxy.        Date
---------------------------------------------------------------------------


----Shareholder sign here----------------------Co-owner sign here----------

                                              For     Against   Abstain
2.  To approve the FirstMerit Corporation    /  /      /  /      /  /
    Executive Deferred Compensation Plan.

                                              For     Against   Abstain
3.  To approve the FirstMerit Corporation    /  /      /  /      /  /
    Director Deferred Compensation Plan.

4. Such other business as properly may come before said meeting and any adjournment(s) thereof.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If this Proxy is signed and no direction is made, this Proxy will be voted FOR all proposals set forth herein.

Mark box at right if comments or address change have            /  /
been noted on the reverse side of this card.



DETACH CARD                                             DETACH CARD

                            FIRSTMERIT CORPORATION


Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 10, 1996.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


FirstMerit Corporation

                         FIRSTMERIT CORPORATION PROXY

                     SOLICITED BY THE BOARD OF DIRECTORS


WILLIAM B. POE, FRANK H. HARVEY, JR. AND GERALD F. SCHROER, or any of them, with full power of substitution, are hereby authorized to represent the shareholder designated hereby and to vote all Common Stock of such shareholder in FirstMerit Corporation ("Company") at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 10, 1996, and any adjournment(s) thereof with respect to the matters listed on the reverse side of this card.

 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy card exactly as your name or names appear hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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